Filed Pursuant Rule 433

Registration No. 333-125307

PRELIMINARY TERM SHEET FOR SGMS 2006-FRE1

Confidential

FREE WRITING PROSPECTUS

$[628,558,000] (Approximate)

Offered Certificates

SG Mortgage Securities Trust 2006-FRE1

SG Mortgage Securities, LLC

Depositor

Fremont Investment & Loan

Originator

Wells Fargo Bank, National Association

Servicer

Deutsche Bank Securities	SG Americas Securities, LLC
Co-Underwriters

Bear, Stearns & Co. Inc.

Co-Manager

March 20, 2006

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an indication of interest in purchasing such securities, when, as and if issued. Any such indication will not constitute a contractual commitment by you to purchase any of the securities until the offering has been priced and we have advised you of and confirmed the allocation of securities to be made to you. You may withdraw your indication of interest at any time prior to the notice of allocation. The issuer is not obligated to issue such security or any similar security and the underwriter’s obligation to deliver such security is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of such security when, as and if issued by the issuer. You are advised that the terms of the securities, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that securities may not be issued that have the characteristics described in these materials. The underwriter’s obligation to sell such securities to you is conditioned on the mortgage loans and certificates having the characteristics described in these materials. If for any reason the issuer does not deliver such certificates, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-(877) 867-2654.

AUTOMATICALLY GENERATED E-MAIL DISCLAIMERS

Any disclaimer appearing at the bottom of the email communication to which this free writing prospectus is attached stating either of the following (or any derivative thereof):

(1)	that these materials contain confidential information; or

(2)	that the sender does not accept liability relating to the accuracy or completeness of these materials; or

(3)	that these materials do not constitute a solicitation or an offer to buy or sell securities in each case, is not applicable to these materials and should be disregarded. Such disclaimers have been automatically generated as a result of these materials having been sent via e-mail or another system such as Bloomberg.

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

$628,558,000 (Approximate)

Offered Certificates

SG Mortgage Securities Trust 2006-FRE1

TRANSACTION HIGHLIGHTS

Offered Certificates	Original Principal Balance (1)	Coupon(2)(3)	Average Life to call (years)	Principal Window to Call (mos)	Initial Credit Enhancement Percentage	Legal Final	Expected Ratings (M/S/F)
Class A-2A	294,416,000	Fltg. Rate Senior (Group 2)	1.00	1 – 23	22.65%	2/1/2036	Aaa/AAA/AAA
Class A-2B	132,516,000	Fltg. Rate Senior (Group 2)	3.00	23 – 70	22.65%	2/1/2036	Aaa/AAA/AAA
Class A-2C	25,382,000	Fltg. Rate Senior (Group 2)	5.88	70 – 70	22.65%	2/1/2036	Aaa/AAA/AAA
Class M-1	36,383,000	Fltg Rate Subordinate	4.85	50 – 70	18.80%	2/1/2036	Aa1/AA+/AA+
Class M-2	33,548,000	Fltg Rate Subordinate	4.56	46 – 70	15.25%	2/1/2036	Aa2/AA/AA+
Class M-3	20,790,000	Fltg Rate Subordinate	4.42	44 – 70	13.05%	2/1/2036	Aa3/AA/AA+
Class M-4	18,428,000	Fltg Rate Subordinate	4.35	42 – 70	11.10%	2/1/2036	A1/AA/AA
Class M-5	16,065,000	Fltg Rate Subordinate	4.29	41 – 70	9.40%	2/1/2036	A2/A+/AA-
Class M-6	15,120,000	Fltg Rate Subordinate	4.25	40 – 70	7.80%	2/1/2036	A3/A/A+
Class M-7	14,175,000	Fltg Rate Subordinate	4.22	39 – 70	6.30%	2/1/2036	Baa1/A-/A
Class M-8	12,285,000	Fltg Rate Subordinate	4.20	39 – 70	5.00%	2/1/2036	Baa2/BBB+/A-
Class M-9	9,450,000	Fltg Rate Subordinate	4.17	38 –70	4.00%	2/1/2036	Baa3/BBB-/BBB+

Not Offered Hereby (4)

Class A-1A	250,779,600	Fltg. Rate Super-Senior (Group 1)					Aaa/AAA/AAA
Class A-1B	27,864,400	Fltg. Rate Mez-Senior (Group 1)					Aaa/AAA/AAA
Class M-10	8,033,000	Fltg Rate Subordinate					Ba1/BBB-/BBB
Class M-11	9,450,000	Fltg Rate Subordinate					Ba2/BB+/BBB-
Class M-12	9,450,000	Fltg Rate Subordinate					NR/BB/BB

Notes:

(1)	The principal balance of each Class of Offered Certificates (as defined herein) is subject to a 10% variance.

(2)	The Offered Certificates will be priced to call. After the clean-up call date, the related margin on the Class A Certificates will double and the related margin on the Class M Certificates will increase by 1.5x the initial margin.

(3)	The pass-through rate on Class A Certificates and the Class M Certificates will be equal to the lesser of (a) the related formula rate and (b) the Net WAC Pass-Through Rate (as defined herein).

(4)	The Class A-1A and Class A-1B Certificates, Class M-10, Class M-11, and Class M-12 Certificates are not offered hereby. The Class A-1A, Class A-1B, Class M-10, Class M-11, and Class M-12 Certificates are described herein because their amount, structure, collateral, rights, risks and other characteristics affect the amount, structure, collateral, rights, risks and other characteristics of the Offered Certificates.

PREPAYMENT ASSUMPTION

Adjustable-Rate Mortgage Loans	4% CPR in month 1, building linearly to 35% CPR by month 12, and remaining at 35% CPR thereafter.

Fixed-Rate Mortgage Loans	4% CPR in month 1, building linearly to 25% CPR by month 12, and remaining at 25% CPR thereafter.

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

Deutsche Bank Contact Information

Banking

Name:	Telephone:	E-Mail:

Ryan Stark	212-250-8473	ryan.stark@db.com

Randal Johnson	212-250-4377	randal.johnson@db.com

Anjali Mecklai	212-250-4214	anjali.mecklai@db.com

Aarthi Sowrirajan	212-250-4377	aarthi.sowrirajan@db.com

Syndicate/ Trading

Name:	Telephone:	E-Mail:

Brian Wiele	212-250-7730	brian.wiele@db.com

Con Accibal	212-250-7730	constancio.accibal@db.com

Structuring

Name:	Telephone:	E-Mail:

Bill Yeung	212-250-6893	bill.yeung@db.com

Patrick Kim	212-250-3053	patrick.kim@db.com

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

Depositor:	SG Mortgage Securities, LLC

Originator:	Fremont Investment & Loan (“Fremont”).

Co-Lead Underwriters:	Deutsche Bank Securities Inc. and SG Americas Securities, LLC

Custodian, Master Servicer, Servicer and Securities Administrator:	Wells Fargo Bank, N.A.

Trustee:	HSBC Bank USA, N.A.

Swap Provider:	[TBD]

Credit Risk Manager:	Clayton Fixed Income Services Inc. (formerly known as “The Murrayhill Company”)

Offered Certificates:	The Class A-2A, Class A-2B, and Class A-2C Certificates (collectively, the “Class A-2 Certificates” ) and together with the Class A-1A and Class A-1B Certificates (collectively the “Class A-1 Certificates”) are referred to herein as the “Class A Certificates.” The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class M-11 and Class M-12 Certificates are collectively referred to herein as the “Subordinate Certificates.” The Class A-2 Certificates and the Subordinate Certificates (other than the Class M-10, Class M-11, and Class M-12 Certificates) are collectively referred to herein as the “Offered Certificates.”

Non-Offered Certificates:	The Class A-1A, Class A-1B, Class M-10, Class M-11, and Class M-12 Certificates (“Non-Offered Certificates”). The Offered Certificates and the Non-Offered Certificates are collectively referred to herein as the “Certificates.”

Federal Tax Status:	It is anticipated that the Offered Certificates generally will represent ownership of REMIC regular interests for tax purposes.

Registration:	The Offered Certificates will be available in book-entry form through DTC and only upon request through Clearstream, Luxembourg and the Euroclear System.

Statistical Calculation Date:	March 1, 2006

Expected Pricing Date:	The week of March 20, 2006.

Cut-off Date:	On or about May 1, 2006.

Expected Closing Date:	On or about May 10, 2006

Distribution Date:	The 25th day of each month (or if not a business day, the next succeeding business day) commencing in June 26, 2006.

Determination Date:	The “Determination Date” with respect to any Distribution Date is the 15th day of the month in which the Distribution Date occurs or, if any such date is not a business day, on the immediately preceding business day.

Accrued Interest:	The price to be paid by investors for the Offered Certificates will not include accrued interest (settling flat).

Interest Accrual Period:	The interest accrual period for each Distribution Date with respect to the Offered Certificates will be the period beginning on the previous Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day prior to such Distribution Date (on an actual/360 basis).

ERISA Eligibility:	The Offered Certificates will not be ERISA eligible.

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

SMMEA Eligibility:	The Offered Certificates will not constitute “mortgage related securities” for purposes of SMMEA.

Trust Administrative Fee Rate:	[0.501]% per annum, which is equal to the sum at which fees payable to the Servicer and Credit Risk Manager are calculated. The “Trust Administrative Fee” is equal to the Trust Administrative Fee Rate multiplied by the aggregate principal balance of the mortgage loans as of the Determination Date.

Optional Termination:	The terms of the transaction allow for a clean-up call of the Mortgage Loans and the retirement of the Certificates (the “Clean-up Call”), which may be exercised once the aggregate principal balance of the Mortgage Loans is less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Mortgage Loans:	As of the Statistical Calculation Date, the Mortgage Loans will consist of approximately 4,451 adjustable-rate and fixed-rate, first and second lien, closed-end, subprime mortgage loans (the “Mortgage Loans”). The aggregate outstanding principal balance of all of the Mortgage Loans is approximately $989,566,157 as of the Statistical Calculation Date. The Mortgage Loans will be separated into two groups. The Group I Mortgage Loans will represent approximately 1,970 conforming principal balance fixed-rate and adjustable-rate Mortgage Loans totaling approximately $377,303,585 and the Group II Mortgage Loans will represent approximately 2,481 conforming and non-conforming principal balance fixed and adjustable-rate Mortgage Loans totaling approximately $612,262,572. As of the Cut-off Date the aggregate outstanding principal balance of all of the Mortgage Loans is expected to be approximately $[945,000,000].

Statistical Mortgage Loans:

The detailed statistical collateral information presented herein describes the pool of Mortgage Loans as of the Statistical Calculation Date (the “Statistical Mortgage Loans”).

Information set forth herein with respect to the Statistical Mortgage Loans is generally representative of the characteristics of the Mortgage Loans expected to be in the trust.

Due Period:	The Due Period with respect to any Distribution Date commences on the second day of the month immediately preceding the month in which such Distribution Date occurs and ends on the first day of the month in which such Distribution Date occurs.

Prepayment Period:	The Prepayment Period with respect to any Distribution Date shall be (i) with respect to principal prepayments in full, the period from the 14th of the month immediately preceding the Distribution Date to the 13th of the month of the Distribution Date (or, the period commencing on the Cut-off Date, in connection with the first Prepayment Period) and (ii) with respect to principal prepayments in part, the calendar month immediately preceding the month in which the Distribution Date occurs.

Interest Accrual Period:	Interest will initially accrue on all Certificates from the Closing Date to (but excluding) the first Distribution Date, and thereafter, from the prior Distribution Date to (but excluding) the current Distribution Date on an actual/360 basis. The Certificates will initially settle flat (no accrued interest).

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

Interest Distribution Amount:	For the Certificates of any class on any Distribution Date is equal to interest accrued during the related Interest Accrual Period on the Certificate Principal Balance of that class immediately prior to such Distribution Date at the then applicable Pass-Through Rate for such class, and reduced (to not less than zero), in the case of each such class, by the allocable share, if any, for such class of prepayment interest shortfalls to the extent not covered by Compensating Interest paid by the Master Servicer or the Servicer and shortfalls resulting from the application of the Service members’ Civil Relief Act or similar state or local laws.

Interest Carry Forward Amount:	The “Interest Carry Forward Amount” with respect to any class of Class A or Subordinate Certificates and any Distribution Date is equal to the amount, if any, by which the Interest Distribution Amount for that class of certificates for the immediately preceding Distribution Date exceeded the actual amount distributed on that class of certificates in respect of interest on the immediately preceding Distribution Date, together with any Interest Carry Forward Amount with respect to such class of certificates remaining unpaid from the previous Distribution Date, plus interest accrued thereon at the related Pass-Through Rate on that class of certificates for the most recently ended Interest Accrual Period.

Senior Interest Distribution Amount:	For the Class A Certificates on any Distribution Date is an amount equal to the sum of the Interest Distribution Amount for such Distribution Date for each such class and the Interest Carry Forward Amount, if any, for such Distribution Date for each such class.

Monthly Servicer Advances:	The Servicer will be obligated to make advances of delinquent monthly principal and interest payments, only to the extent such amounts are deemed recoverable. If the Servicer fails to make any such advance, the Master Servicer will be required to do so subject to its determination of recoverability. The Servicer and the Master Servicer are entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement.

Pass-Through Rate:	The “Pass-Through Rate” on each Class of Certificates will be equal to the lesser of (i) the related Formula Rate and (ii) the Net WAC Pass-Through Rate.

Formula Rate:	The “Formula Rate” on each Class of Certificates will be equal to the lesser of (i) One Month LIBOR plus the margin for such Class and (ii) the Maximum Cap.

Adjusted Net Maximum Mortgage Rate:	The “Adjusted Net Maximum Mortgage Rate” for each Mortgage Loan is equal to the maximum loan rate (or the loan rate in the case of any fixed-rate Mortgage Loan) less the Trust Administrative Fee Rate.

Maximum Cap:	The “Maximum Cap” on each Class of Certificates will be the weighted average of the Adjusted Net Maximum Mortgage Rates of the Mortgage Loans plus a fraction expressed as a percentage, the numerator of which is the Net Swap Payment received by the trust from the Swap Provider and the denominator of which is the aggregate principal balance of the Mortgage Loans in the prior calendar month, adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis.

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

Net WAC Pass-Through Rate:	Class A-1 Certificates or Class A-2 Certificates: The per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to a fraction, expressed as a percentage, the numerator of which is the amount of interest which accrued on the Mortgage Loans in the related loan group in the prior calendar month minus the Trust Administrative Fees with respect to the related Mortgage Loans for such Distribution Date and the Group I Allocation Percentage or Group II Allocation Percentage, as applicable, of any Net Swap Payment or Swap Termination Payment made to the Swap Provider for such Distribution Date and the denominator of which is the aggregate principal balance of the Mortgage Loans in the related loan group as of the last day of the immediately preceding Due Period (or as of the Cut-off Date with respect to the first Distribution Date), after giving effect to principal prepayments received during the related Prepayment Period.

Subordinate Certificates: The per annum rate equal to (x) the weighted average (weighted in proportion to the results of subtracting from the scheduled principal balance of each loan group, the current principal balance of the related Class A Certificates), of (i) the Net WAC Pass-Through Rate for the Class A-1 Certificates and (ii) the Net WAC Pass-Through Rate for the Class A-2 Certificates.

Group I Allocation Percentage: The aggregate principal balance of the Group I Mortgage Loans divided by the sum of the aggregate principal balance of the Group I Mortgage Loans and the Group II Mortgage Loans.

Group II Allocation Percentage: The aggregate principal balance of the Group II Mortgage Loans divided by the sum of the aggregate principal balance of the Group I Mortgage Loans and the Group II Mortgage Loans.

Net WAC Rate Carryover Amount	The “Net WAC Rate Carryover Amount”, with respect to any Class of Certificates and any Distribution Date, will be equal to the sum of (i) the excess of (a) the amount of interest that would have accrued on such class had the Net WAC Pass-Through Rate not been applicable over (b) the amount of interest paid on such class based on the related Net WAC Pass-Through Rate plus (ii) the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Date together with accrued interest on such unpaid portion at a rate equal to the related Pass-through Rate for the most recently ended Interest Accrual Period. Any Net WAC Rate Carryover Amount will be paid on such Distribution Date or future Distribution Dates to the extent of funds available. The Net WAC Rate Carryover Amount will be distributed from certain amounts received by the Securities Administrator, on behalf of the supplemental interest trust (described below), under the Swap Agreement, if any, and from the Net Monthly Excess Cashflow on a subordinated basis on the same Distribution Date or on any subsequent Distribution Date to the extent of available funds. The ratings on each class of Certificates do not address the likelihood of the payment of any Net WAC Rate Carryover Amount from Net Monthly Excess Cashflow.

Credit Enhancement:	Consists of the following:

1) Excess Cashflow;

2) The Overcollateralization Amount;

3) Subordination.

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

Allocation of Losses:	If a Mortgage Loan becomes a liquidated loan, the net liquidation proceeds relating thereto may be less than the principal balance on such Mortgage Loan. The amount of such insufficiency is a “Realized Loss.” Realized Losses on the Mortgage Loans will, in effect, be absorbed first by the Net Monthly Excess Cashflow and second by the reduction of the Overcollateralization Amount. Following the reduction of any Overcollateralization Amount to zero, all allocable Realized Losses will be applied in reverse sequential order, first to the Class M-12 Certificates, then to the Class M-11 Certificates, then to the Class M-10 Certificates, then to the Class M-9 Certificates, then to the Class M-8 Certificates, then to the Class M-7 Certificates, then to the Class M-6 Certificates, then to the Class M-5 Certificates, then to the Class M-4 Certificates, then to the Class M-3 Certificates, then to the Class M-2 Certificates and then to the Class M-1 Certificates.

Realized Losses will not be allocated to any of the Class A Certificates.

Required Overcollateralization Amount:	Overcollateralization refers to the amount by which the aggregate principal balance of the Mortgage Loans exceeds the Certificate Principal Balance of the Certificates. This excess (the “Overcollateralization Amount”) is intended to protect the certificate holders against shortfalls in payments on the Certificates. The Required Overcollateralization Amount for the Certificates, which will be fully established at issuance, will equal the Target Percentage of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. On or after the Stepdown Date and provided that a trigger event is not in effect, the Required Overcollateralization Amount will be permitted to decrease to two times the Target Percentage of the aggregate principal balance of the Mortgage Loans as of the end of such Due Period, subject to a floor amount of approximately 0.50% of the aggregate outstanding principal balance as of the Cut-off Date. If, due to losses, the Overcollateralization Amount is reduced below the Required Overcollateralization Amount, excess spread, if any is available will be paid to the Certificates then entitled to receive distributions in respect of principal in order to reduce the Certificate Principal Balance of such Certificates to the extent necessary to reach the Required Overcollateralization Amount.

Target Percentage:	The “Target Percentage” will be 1.15%.

Overcollateralization Increase Amount:	An Overcollateralization Increase Amount for any Distribution Date is the amount of Net Monthly Excess Cashflow actually applied as an accelerated payment of principal to the extent the Required Overcollateralization Amount exceeds the current Overcollateralization Amount.

Overcollateralization Reduction Amount:	An Overcollateralization Reduction Amount for any Distribution Date is the amount by which the current Overcollateralization Amount exceeds the Required Overcollateralization Amount after taking into account all other distributions to be made on the Distribution Date limited to the distribution of principal on the Mortgage Loans. The Overcollateralization Reduction Amount is equal to zero when a Trigger Event is in effect.

Stepdown Date:	Is the earlier of (i) the first Distribution Date on which the Certificate Principal Balances of the Class A Certificates have been reduced to zero and (ii) the later to occur of (x) the Distribution Date occurring in June 2009 and (y) the first Distribution Date on which the Credit Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans, but prior to any distribution of principal to the holders of the Certificates) is greater than or equal to approximately 45.30%

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

Credit Enhancement Percentage:	The Credit Enhancement Percentage for any Distribution Date is the percentage obtained by dividing (x) the aggregate Certificate Principal Balance of the Subordinate Certificates plus the Overcollateralization Amount by (y) the aggregate principal balance of the Mortgage Loans, calculated after taking into account distributions of principal on the mortgage loans and distributions of the Principal Distribution Amount to holders of the certificates then entitled to distributions of principal on the Distribution Date.

Expected Credit Support Percentages:

	Rating (M/S/F)	Initial Credit Support	After Stepdown Date Expected Support
Class A Certificates	Aaa/AAA/AAA	22.65%	45.30%
Class M-1	Aa1/AA+/AA+	18.80%	37.60%
Class M-2	Aa2/AA/AA+	15.25%	30.50%
Class M-3	Aa3/AA/AA+	13.05%	26.10%
Class M-4	A1/AA/AA	11.10%	22.20%
Class M-5	A2/A+/AA-	9.40%	18.80%
Class M-6	A3/A/A+	7.80%	15.60%
Class M-7	Baa1/A-/A	6.30%	12.60%
Class M-8	Baa2/BBB+/A-	5.00%	10.00%
Class M-9	Baa3/BBB-/BBB+	4.00%	8.00%
Class M-10	Ba1/BBB-/BBB	3.15%	6.30%
Class M-11	Ba2/BB+/BBB-	2.15%	4.30%
Class M-12	NR/BB/BB	1.15%	2.30%

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

Net Monthly Excess Cashflow:	For any Distribution Date is equal to the sum of (i) any Overcollateralization Reduction Amount and (ii) the excess of the Available Distribution Amount, net of (w) any Net Swap Payment and the Swap Termination Payment, if any, required to be made by the Securities Administrator, on behalf of the supplemental interest trust (described below), to the Swap Provider under the Swap Agreement, (x) with respect to the Class A Certificates, the Senior Interest Distribution Amount for such Distribution Date, (y) with respect to the Subordinate Certificates, the Interest Distribution Amount for such Distribution Date and (z) the amount of principal required to be distributed to the holders of the Certificates on such Distribution Date (excluding any Overcollateralization Increase Amount).

Swap Agreement:	On the Closing Date, the Securities Administrator, on behalf of the Supplemental Interest Trust, will enter into a Swap Agreement with the Swap Provider. The Swap Agreement will have an initial notional amount of $[945,000,000]. Under the Swap Agreement, the Trust (through a supplemental interest trust) will be obligated to pay an amount equal to [5.10]% per annum on the notional amount as set forth in the Swap Agreement to the Swap Provider and the Swap Provider will be obligated to pay to the supplemental interest trust, for the benefit of the holders of the Offered Certificates, an amount equal to one-month LIBOR on the notional amount as set forth in the Swap Agreement until the Swap Agreement is terminated. Only the net amount of the two obligations will be paid by the appropriate party (the “Net Swap Payment”). See the attached schedule.

A separate trust created under the pooling and servicing agreement (the “Supplemental Interest Trust”) will hold the Swap Agreement. The Swap Agreement and any payments made by the Swap Provider there under will be assets of the Supplemental Interest Trust but will not be assets of any REMIC.

Upon early termination of the Swap Agreement, the Supplemental Interest Trust or the Swap Provider may be liable to make a termination payment (the “Swap Termination Payment”) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement. In the event that the Securities Administrator, on behalf of the Supplemental Interest Trust, is required to make a Swap Termination Payment which is not payable as a result of the occurrence of a swap provider trigger event under the Swap Agreement, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full prior to distributions to Certificateholders.

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

Available Distribution Amount:	For any Distribution Date, net of the Trust Administrative Fees, an amount equal to the sum of (i) the aggregate amount of scheduled monthly payments on the Mortgage Loans due on the related Due Date and received on or prior to the related Determination Date; (ii) unscheduled payments in respect of the Mortgage Loans (including prepayments, insurance proceeds, liquidation proceeds, subsequent recoveries and proceeds from repurchases of and substitutions for the Mortgage Loans occurring during the Prepayment Period or proceeds from the repurchase of the Mortgage Loans due to the Optional Termination of the Trust); (iii) all Monthly Servicer Advances with respect to the Mortgage Loans received for the Distribution Date; and (iv) all Compensating Interest paid by the Servicer or the Master Servicer in respect of Prepayment Interest Shortfalls for the related Due Period.

Payment Priority:

On each Distribution Date, the Available Distribution Amount will be distributed as follows:

1.      To pay any Net Swap Payment or the Swap Termination Payment (not caused by a Swap Provider Trigger Event (as defined in the Swap Agreement)) owed to the Swap Provider.

2.      To pay interest to the Class A Certificates, pro rata, including any accrued unpaid interest from a prior Distribution Date, then to pay interest excluding any accrued unpaid interest from a prior Distribution Date to the Subordinate Certificates, on a sequential basis.

3.      To pay principal to the Class A Certificates in accordance with the principal payment provisions described below.

4.      To pay principal to the Subordinate Certificates in accordance with the principal payment provisions described below.

5.      From excess interest, if any, to the Certificates then entitled to receive distributions in respect of principal in order to reduce the Certificate Principal Balance of the Certificates to the extent necessary to maintain the Required Overcollateralization Amount.

6.      From excess interest, if any, to pay the Interest Carry Forward Amounts on the Subordinate Certificates, on a sequential basis.

7.      From excess interest, if any, to pay the allocated Realized Losses on the Subordinate Certificates, on a sequential basis.

8.      From excess interest, if any, to pay the Net WAC Rate Carryover Amount on the Class A Certificates and the Subordinate Certificates in the same order of priority as described in 2 above.

9.      From excess interest, if any, to pay the Swap Termination Payment (caused by a Swap Provider Trigger Event) owed to the Swap Provider.

10.    To pay any remaining amount to the non-offered certificates identified in, and in accordance with the provisions of, the Pooling and Servicing Agreement.

Any amounts on deposit to the Supplemental Interest Trust and not required to be paid to the Swap Provider will be paid as follows:

(1)    To pay any unpaid interest on the Class A Certificates, pro rata, including any accrued unpaid interest from a prior Distribution Date and then to pay any unpaid interest including any accrued unpaid interest from prior Distribution Dates to the Subordinate Certificates, sequentially.

(2)    To pay any principal to the certificates then entitled to distributions of principal an amount necessary to restore or maintain the Required Overcollateralization Amount.*

(3)    To pay the Net WAC Rate Carryover Amount on the Class A Certificates and Subordinate Certificates remaining unpaid in the same order of priority as described above.

(4)    To pay any allocated Realized Losses remaining unpaid on the Subordinate Certificates, sequentially.

*       At no time shall this amount be permitted to exceed the cumulative amount of realized losses incurred on the mortgage loans from and after the Cut-Off Date.

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

Class A Principal Distribution Amount:	Until the Stepdown Date, or if a Trigger Event is in effect, the Class A Certificates will receive the principal collected on the Mortgage Loans plus any excess interest required to maintain the Required Overcollateralization Amount until the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero. On or after the Stepdown Date, if no Trigger Event is in effect, principal paid on the Class A Certificates will be an amount such that the Class A Certificates will maintain approximately a 45.30% Credit Support Percentage (2x the Class A Initial Credit Support Percentage).

Principal distributions to the Class A-1 Certificates will be allocated to the Class A-1A and Class A-1B pro rata, until the Certificate Principal Balance of each such class has been reduced to zero. Principal distributions to the Class A-2 Certificates will be allocated sequentially to the Class A-2A, Class A-2B and Class A-2C Certificates, in that order, until the Certificate Principal Balance of each such class has been reduced to zero; provided, however, on any Distribution Date on which the aggregate Certificate Principal Balance of the Subordinate Certificates has been reduced to zero, all principal distributions will be distributed to the Class A-2A, Class A-2B and Class A-2C Certificates on a pro rata basis, based on the Certificate Principal Balance of each such class, until the Certificate Principal Balance of each such class has been reduced to zero.

Subordinate Certificates Principal Distribution Amount:	To the extent the Senior Certificates are still outstanding; the Subordinate Certificates will not receive any principal payments until the Stepdown Date. On or after the Stepdown Date (if no Trigger Event occurs), principal will be paid to the Subordinate Certificates, first to the Class M-1 Certificates until it reaches approximately a 37.60% Credit Support Percentage (2x the Class M-1 Initial Credit Support Percentage), second to the Class M-2 Certificates until it reaches approximately a 30.50% Credit Support Percentage (2x the Class M-2 Initial Credit Support Percentage), third to the Class M-3 Certificates until it reaches approximately a 26.10% Credit Support Percentage (2x the Class M-3 Initial Credit Support Percentage), fourth to the Class M-4 Certificates until it reaches approximately a 22.20% Credit Support Percentage (2x the Class M-4 Initial Credit Support Percentage), fifth to the Class M-5 Certificates until it reaches approximately a 18.80% Credit Support Percentage (2x the Class M-5 Initial Credit Support Percentage), sixth to the Class M-6 Certificates until it reaches approximately a 15.60% Credit Support Percentage (2x the Class M-6 Initial Credit Support Percentage), seventh to the Class M-7 Certificates until it reaches approximately a 12.60% Credit Support Percentage (2x the Class M-7 Initial Credit Support Percentage), eighth to the Class M-8 Certificates until it reaches approximately a 10.00% Credit Support Percentage (2x the Class M-8 Initial Credit Support Percentage), ninth to the Class M-9 Certificates until it reaches approximately a 8.00% Credit Support Percentage (2x the Class M-9 Initial Credit Support Percentage), and tenth to the Class M-10 Certificates until it reaches approximately a 6.30% Credit Support Percentage (2x the Class M-10 Initial Credit Support Percentage), eleventh to the Class M-11 Certificates until it reaches approximately a 4.30% Credit Support Percentage (2x the Class M-11 Initial Credit Support Percentage), and twelfth to the Class M-12 Certificates until it reaches approximately a 2.30% Credit Support Percentage (2x the Class M-12 Initial Credit Support Percentage).

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

Trigger Event:	A trigger event will be in effect if the Delinquency test or the Cumulative Loss test is violated.

Delinquency Test:	The determination on any Distribution Date that the 3 month average percentage obtained by dividing (x) the principal amount of (1) Mortgage Loans delinquent 60 days or more, (2) Mortgage Loans in foreclosure, (3) REO Properties and (4) Mortgage Loans discharged due to bankruptcy by (y) the aggregate principal balance of the Mortgage Loans, in each case, as of the last day of the previous calendar month, exceeds [38.59]% of the Credit Enhancement Percentage.

Cumulative Loss Test:	The determination on any Distribution Date that the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution Date:

Distribution Date	Percentage
June 2008 – May 2009	[1.50]% plus 1/12 of [1.85]% thereafter
June 2009 – May 2010	[3.35]% plus 1/12 of [1.90]% thereafter
June 2009 – May 2011	[5.25]% plus 1/12 of [1.50]% thereafter
June 2010 – May 2012	[6.75]% plus 1/12 of [1.75]% thereafter
June 2013 and thereafter	[7.50]%

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

The notional amount with respect to the Swap Agreement and each Distribution Date will be the amount specified in the table below.

Swap Agreement Notional Balance Schedule

Period	Notional Balance ($)	Period	Notional Balance ($)
6/25/06	945,000,000	12/25/08	163,882,204
7/25/06	932,570,724	1/25/09	158,099,090
8/25/06	917,870,482	2/25/09	152,525,631
9/25/06	901,662,587	3/25/09	147,154,292
10/25/06	883,599,020	4/25/09	141,976,844
11/25/06	863,486,329	5/25/09	136,986,276
12/25/06	841,030,986	6/25/09	132,214,636
1/25/07	815,502,725	7/25/09	127,678,983
2/25/07	788,997,389	8/25/09	123,299,471
3/25/07	762,544,812	9/25/09	119,070,800
4/25/07	736,554,773	10/25/09	114,987,566
5/25/07	711,063,207	11/25/09	111,044,749
6/25/07	686,618,519	12/25/09	107,237,507
7/25/07	662,535,628	1/25/10	103,561,162
8/25/07	637,147,558	2/25/10	100,011,276
9/25/07	607,192,012	3/25/10	96,583,563
10/25/07	571,271,447	4/25/10	93,273,653
11/25/07	537,577,493	5/25/10	90,077,482
12/25/07	505,962,108	6/25/10	86,991,131
1/25/08	476,273,689	7/25/10	84,010,813
2/25/08	448,363,263	8/25/10	81,132,936
3/25/08	422,117,428	9/25/10	78,353,980
4/25/08	397,483,724	10/25/10	75,670,460
5/25/08	374,360,621	11/25/10	73,079,089
6/25/08	352,652,323	12/25/10	70,576,691
7/25/08	199,299,196	1/25/11	68,160,205
8/25/08	189,279,537	2/25/11	65,826,679
9/25/08	182,572,554	3/25/11	63,565,384
10/25/08	176,110,164	4/25/11	61,381,912
11/25/08	169,883,032	5/25/11	59,273,579

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

Net WAC Rate for the Certificates

Period	Dist Date	Group 2 AAA(1) (3)	Group 2 AAA(2) (3)
1	6/25/2006	N/A	N/A
2	7/25/2006	7.16	22.41
3	8/25/2006	7.09	22.36
4	9/25/2006	7.09	22.40
5	10/25/2006	7.16	22.52
6	11/25/2006	7.09	22.50
7	12/25/2006	7.16	22.63
8	1/25/2007	7.09	22.58
9	2/25/2007	7.09	22.61
10	3/25/2007	7.33	22.87
11	4/25/2007	7.09	22.63
12	5/25/2007	7.17	22.70
13	6/25/2007	7.10	22.63
14	7/25/2007	7.17	22.69
15	8/25/2007	7.10	22.55
16	9/25/2007	7.11	22.35
17	10/25/2007	7.19	22.04
18	11/25/2007	7.12	21.59
19	12/25/2007	7.21	21.31
20	1/25/2008	7.54	21.28
21	2/25/2008	8.78	22.18
22	3/25/2008	9.11	22.16
23	4/25/2008	8.79	21.51
24	5/25/2008	8.95	21.36
25	6/25/2008	8.79	20.89
26	7/25/2008	9.25	16.45
27	8/25/2008	9.52	17.03
28	9/25/2008	9.52	17.01
29	10/25/2008	9.76	17.26
30	11/25/2008	9.52	16.98
31	12/25/2008	9.76	17.23
32	1/25/2009	9.51	17.26
33	2/25/2009	9.54	18.19
34	3/25/2009	10.33	19.15
35	4/25/2009	9.54	18.16
36	5/25/2009	9.78	18.45
37	6/25/2009	9.54	18.13
38	7/25/2009	9.78	18.63
39	8/25/2009	9.54	18.93
40	9/25/2009	9.54	18.92
41	10/25/2009	9.79	19.24
42	11/25/2009	9.54	18.90
43	12/25/2009	9.78	19.22
44	1/25/2010	9.54	18.88
45	2/25/2010	9.53	18.89
46	3/25/2010	10.32	19.94
47	4/25/2010	9.53	18.86
48	5/25/2010	9.77	19.18
49	6/25/2010	9.53	18.84
50	7/25/2010	9.77	19.16
51	8/25/2010	9.52	18.83
52	9/25/2010	9.52	18.82
53	10/25/2010	9.77	19.13
54	11/25/2010	9.52	18.79
55	12/25/2010	9.76	19.11
56	1/25/2011	9.52	18.77
57	2/25/2011	9.52	18.76
58	3/25/2011	10.31	19.81
59	4/25/2011	9.52	18.73
60	5/25/2011	9.76	19.05
61	6/25/2011	9.58	12.07
62	7/25/2011	9.90	12.46
63	8/25/2011	9.58	12.06
64	9/25/2011	9.58	12.05
65	10/25/2011	9.90	12.44
66	11/25/2011	9.57	12.04
67	12/25/2011	9.89	12.43
68	1/25/2012	9.57	12.02
69	2/25/2012	9.57	12.02
70	3/25/2012	10.23	12.84

(1)	Assumes that 1-month LIBOR at 4.78% and 6-month LIBOR at 5.03%, and are run at the pricing speed to call.

(2)	Assumes that 1-month LIBOR and 6-month LIBOR remain constant at 20% respectively and payments are received from the related Swap Agreement and Cap Agreement.

(3)	Assumes no losses.

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

Net WAC Rate for the Certificates

Period	Dist Date	Sub(1) (3)	Sub(2) (3)
1	6/25/2006	N/A	N/A
2	7/25/2006	7.25	22.49
3	8/25/2006	7.17	22.44
4	9/25/2006	7.17	22.48
5	10/25/2006	7.24	22.61
6	11/25/2006	7.17	22.58
7	12/25/2006	7.24	22.71
8	1/25/2007	7.17	22.66
9	2/25/2007	7.17	22.69
10	3/25/2007	7.41	22.95
11	4/25/2007	7.17	22.71
12	5/25/2007	7.25	22.78
13	6/25/2007	7.17	22.70
14	7/25/2007	7.25	22.77
15	8/25/2007	7.18	22.63
16	9/25/2007	7.18	22.42
17	10/25/2007	7.27	22.12
18	11/25/2007	7.19	21.66
19	12/25/2007	7.29	21.39
20	1/25/2008	7.81	21.55
21	2/25/2008	8.81	22.20
22	3/25/2008	9.14	22.19
23	4/25/2008	8.82	21.54
24	5/25/2008	8.98	21.39
25	6/25/2008	8.82	20.92
26	7/25/2008	9.34	16.64
27	8/25/2008	9.50	17.02
28	9/25/2008	9.50	17.00
29	10/25/2008	9.74	17.25
30	11/25/2008	9.49	16.97
31	12/25/2008	9.73	17.22
32	1/25/2009	9.50	17.40
33	2/25/2009	9.52	18.15
34	3/25/2009	10.31	19.11
35	4/25/2009	9.52	18.12
36	5/25/2009	9.76	18.40
37	6/25/2009	9.51	18.09
38	7/25/2009	9.76	18.69
39	8/25/2009	9.52	18.87
40	9/25/2009	9.52	18.86
41	10/25/2009	9.76	19.17
42	11/25/2009	9.51	18.83
43	12/25/2009	9.75	19.15
44	1/25/2010	9.50	18.81
45	2/25/2010	9.50	18.82
46	3/25/2010	10.29	19.86
47	4/25/2010	9.50	18.79
48	5/25/2010	9.74	19.11
49	6/25/2010	9.49	18.76
50	7/25/2010	9.73	19.08
51	8/25/2010	9.48	18.75
52	9/25/2010	9.48	18.74
53	10/25/2010	9.72	19.05
54	11/25/2010	9.48	18.71
55	12/25/2010	9.72	19.02
56	1/25/2011	9.47	18.69
57	2/25/2011	9.48	18.68
58	3/25/2011	10.26	19.72
59	4/25/2011	9.47	18.65
60	5/25/2011	9.72	18.96
61	6/25/2011	9.54	11.98
62	7/25/2011	9.85	12.37
63	8/25/2011	9.54	11.97
64	9/25/2011	9.53	11.96
65	10/25/2011	9.85	12.35
66	11/25/2011	9.53	11.94
67	12/25/2011	9.84	12.33
68	1/25/2012	9.52	11.93
69	2/25/2012	9.51	11.92
70	3/25/2012	10.17	12.74

(1)	Assumes that 1-month LIBOR at 4.78% and 6-month LIBOR at 5.03%, and are run at the pricing speed to call.

(2)	Assumes that 1-month LIBOR and 6-month LIBOR remain constant at 20% respectively and payments are received from the related Swap Agreement and Cap Agreement.

(3)	Assumes no losses.

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

Prepayment Sensitivity Tables

(Assumes No Losses, 1- month @ 4.78% and 6-month LIBOR @ 5.03%, Excludes Basis Risk Shortfalls)

Class A-2A (to call)

% of Prepayment Assumption	50%	75%	100%	125%	150%	175%
Average Life (years)	1.88	1.3	1	0.82	0.7	0.61
Modified Duration (years)	1.76	1.24	0.96	0.8	0.68	0.6
Payment (Start/End)	Jun 06 - Apr 10	Jun 06- Dec 08	Jun 06- Apr 08	Jun 06- Nov 07	Jun 06- Aug 07	Jun 06- May 07
Illustrative Yield (30/360) at Par (%)	4.899	4.899	4.898	4.898	4.898	4.898

Class A-2A (to maturity)

% of Prepayment Assumption	50%	75%	100%	125%	150%	175%
Average Life (years)	1.88	1.3	1	0.82	0.7	0.61
Modified Duration (years)	1.76	1.24	0.96	0.8	0.68	0.6
Payment (Start/End)	Jun 06- Apr 10	Jun 06- Dec 08	Jun 06- Apr 08	Jun 06- Nov 07	Jun 06- Aug 07	Jun 06- May 07
Illustrative Yield (30/360) at Par (%)	4.899	4.899	4.898	4.898	4.898	4.898

Class A-2B (to call)

% of Prepayment Assumption	50%	75%	100%	125%	150%	175%
Average Life (years)	7.32	4.76	3.00	2.04	1.66	1.38
Modified Duration (years)	5.98	4.14	2.74	1.92	1.58	1.33
Payment (Start/End)	Apr 10-Jul 18	Dec 08- May 14	Apr 08- Mar 12	Nov 07- Dec 08	Aug 07- Jun 08	May 07- Feb 08
Illustrative Yield (30/360) at Par (%)	5.011	5.011	5.011	5.011	5.011	5.011

Class A-2B (to maturity)

% of Prepayment Assumption	50%	75%	100%	125%	150%	175%
Average Life (years)	7.35	4.77	3.01	2.04	1.66	1.38
Modified Duration (years)	5.99	4.16	2.74	1.92	1.58	1.33
Payment (Start/End)	Apr 10- Sep 19	Dec 08- Feb 15	Apr 08- Sep 12	Nov 07- Dec 08	Aug 07- Jun 08	May 07- Feb 08
Illustrative Yield (30/360) at Par (%)	5.012	5.012	5.012	5.011	5.011	5.011

Class A-3C (to call)

% of Prepayment Assumption	50%	75%	100%	125%	150%	175%
Average Life (years)	12.21	8.04	5.88	2.81	2.25	1.86
Modified Duration (years)	9.01	6.54	5.03	2.60	2.11	1.76
Payment (Start/End)	Jul 18- Jul 18	May 14- May 14	Mar 12- Mar 12	Dec 08- Apr 09	Jun 08- Sep 08	Feb 08- Apr 08
Illustrative Yield (30/360) at Par (%)	5.093	5.093	5.093	5.093	5.093	5.093

Class A-3C ( to maturity)

% of Prepayment Assumption	50%	75%	100%	125%	150%	175%
Average Life (years)	17.62	11.87	8.64	2.81	2.25	1.86
Modified Duration (years)	11.41	8.74	6.87	2.60	2.11	1.76
Payment (Start/End)	Sep 19- Aug 31	Feb 15- May 24	Sep 12- Aug 19	Dec 08- Apr 09	Jun 08-Sep 08	Feb 08- Apr 08
Illustrative Yield (30/360) at Par (%)	5.149	5.160	5.164	5.093	5.093	5.093

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

Prepayment Sensitivity Tables

(Assumes No Losses, 1- month @ 4.78% and 6-month LIBOR @ 5.03%, Excludes Basis Risk Shortfalls)

Class M-1 (to call)

% of Prepayment Assumption	50%	75%	100%	125%	150%	175%
Average Life (years)	8.06	5.42	4.85	4.35	3.40	2.68
Modified Duration (years)	6.39	4.62	4.24	3.86	3.09	2.48
Payment (Start/End)	Mar 10- Jul 18	Sep 09- May 14	Jul 10- Mar 12	Apr 09- Oct 10	Sep 08- Nov 09	Apr 08- Mar 09
Illustrative Yield (30/360) at Par (%)	5.185	5.185	5.185	5.185	5.185	5.185

Class M-1 (to maturity)

% of Prepayment Assumption	50%	75%	100%	125%	150%	175%
Average Life (years)	8.92	6.01	5.28	6.91	5.37	4.19
Modified Duration (years)	6.77	4.97	4.53	5.70	4.60	3.70
Payment (Start/End)	Mar 10- Nov 28	Sep 09- Dec 21	Jul 10- Oct 17	Apr 09- Aug 16	Sep 08- Jul 14	Apr 08- Dec 12
Illustrative Yield (30/360) at Par (%)	5.195	5.197	5.196	5.243	5.244	5.244

Class M-2 (to call)

% of Prepayment Assumption	50%	75%	100%	125%	150%	175%
Average Life (years)	8.06	5.39	4.56	4.46	3.54	2.88
Modified Duration (years)	6.39	4.60	4.01	3.94	3.21	2.65
Payment (Start/End)	Mar 10- Jul 18	Aug 09- May 14	Mar 10- Mar 12	Oct 10- Oct 10	Nov 09- Nov 09	Mar 09- Mar 09
Illustrative Yield (30/360) at Par (%)	5.195	5.195	5.195	5.195	5.195	5.195

ClassM-2 (to maturity)

% of Prepayment Assumption	50%	75%	100%	125%	150%	175%
Average Life (years)	8.90	5.97	4.98	5.17	4.15	3.43
Modified Duration (years)	6.76	4.94	4.30	4.48	3.69	3.11
Payment (Start/End)	Mar 10- Jan 28	Aug 09- Mar 21	Mar 10- Mar 17	Oct 10- Sep 14	Nov 09- Dec 12	Apr 09- Sep 11
Illustrative Yield (30/360) at Par (%)	5.205	5.208	5.207	5.217	5.219	5.223

Class M-3 ( to call)

% of Prepayment Assumption	50%	75%	100%	125%	150%	175%
Average Life (years)	8.06	5.38	4.42	4.29	3.44	2.82
Modified Duration (years)	6.38	4.58	3.90	3.81	3.12	2.60
Payment (Start/End)	Mar 10-Jul 18	Aug 09-May 14	Jan 10-Mar 12	May 10-Oct 10	Aug 09-Nov 09	Jan 09-Mar 09
Illustrative Yield (30/360) at Par (%)	5.205	5.205	5.205	5.205	5.205	5.205

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

Prepayment Sensitivity Tables

(Assumes No Losses, 1- month @ 4.78% and 6-month LIBOR @ 5.03%, Excludes Basis Risk Shortfalls)

Class M-3 (to maturity)

% of Prepayment Assumption	50%	75%	100%	125%	150%	175%
Average Life (years)	8.87	5.94	4.83	4.61	3.69	3.03
Modified Duration (years)	6.75	4.91	4.17	4.05	3.32	2.78
Payment (Start/End)	Mar 10-Mar 27	Aug 09-Jul 20	Jan 10-Sep 16	May 10-Apr 14	Aug 09-Aug 12	Jan 09-Jun 11
Illustrative Yield (30/360) at Par (%)	5.215	5.218	5.218	5.216	5.216	5.217

Class M-4 (to call)

% of Prepayment Assumption	50%	75%	100%	125%	150%	175%
Average Life (years)	8.06	5.37	4.35	4.05	3.24	2.67
Modified Duration (years)	6.35	4.56	3.83	3.61	2.95	2.47
Payment (Start/End)	Mar 10-Jul 18	Jul 09-May 14	Nov 09-Mar 12	Feb 10-Oct 10	May 09-Nov 09	Nov 08-Mar 09
Illustrative Yield (30/360) at Par (%)	5.318	5.318	5.318	5.318	5.318	5.317

Class M-4 (to maturity)

% of Prepayment Assumption	50%	75%	100%	125%	150%	175%
Average Life (years)	8.84	5.91	4.73	4.36	3.49	2.86
Modified Duration (years)	6.70	4.88	4.09	3.84	3.14	2.63
Payment (Start/End)	Mar 10-Jun 26	Jul 09-Dec 19	Nov 09-Apr 16	Feb 10-Dec 13	May 09-May 12	Nov 08-Mar 11
Illustrative Yield (30/360) at Par (%)	5.330	5.333	5.333	5.332	5.332	5.332

Class M-5 (to call)

% of Prepayment Assumption	50%	75%	100%	125%	150%	175%
Average Life (years)	8.06	5.36	4.29	3.90	3.12	2.57
Modified Duration (years)	6.35	4.55	3.78	3.49	2.85	2.38
Payment (Start/End)	Mar 10-Jul 18	Jul 09-May 14	Oct 09-Mar 12	Dec 09-Oct 10	Mar 09-Nov 09	Sep 08-Mar 09
Illustrative Yield (30/360) at Par (%)	5.338	5.338	5.338	5.338	5.338	5.338

Class M-5 ( to maturity)

% of Prepayment Assumption	50%	75%	100%	125%	150%	175%
Average Life (years)	8.81	5.88	4.66	4.19	3.35	2.75
Modified Duration (years)	6.69	4.86	4.03	3.70	3.03	2.53
Payment (Start/End)	Mar 10-Oct 25	Jul 09-Jun 19	Oct 09-Nov 15	Dec 09-Aug 13	Mar 09-Feb 12	Sep 08-Jan 11
Illustrative Yield (30/360) at Par (%)	5.351	5.354	5.354	5.353	5.353	5.353

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Prepayment Sensitivity Tables

(Assumes No Losses, 1- month @ 4.78% and 6-month LIBOR @ 5.03%, Excludes Basis Risk Shortfalls)

Class M-6 (to call)

% of Prepayment Assumption	50%	75%	100%	125%	150%	175%
Average Life (years)	8.06	5.36	4.25	3.79	3.03	2.49
Modified Duration (years)	6.32	4.54	3.74	3.39	2.77	2.31
Payment (Start/End)	Mar 10-Jul 18	Jul 09-May 14	Sep 09-Mar 12	Oct 09-Oct 10	Feb 09-Nov 09	Aug 08-Mar 09
Illustrative Yield (30/360) at Par (%)	5.420	5.420	5.420	5.420	5.420	5.420

Class M-6 (to maturity)

% of Prepayment Assumption	50%	75%	100%	125%	150%	175%
Average Life (years)	8.77	5.85	4.60	4.06	3.25	2.66
Modified Duration (years)	6.64	4.83	3.98	3.59	2.94	2.45
Payment (Start/End)	Mar 10-Jan 25	Jul 09-Nov 18	Sep 09-Jun 15	Oct 09-May 13	Feb 09-Nov 11	Aug 08-Oct 10
Illustrative Yield (30/360) at Par (%)	5.434	5.437	5.437	5.437	5.437	5.437

Class M-7 (to call)

% of Prepayment Assumption	50%	75%	100%	125%	150%	175%
Average Life (years)	8.06	5.36	4.22	3.70	2.96	2.43
Modified Duration (years)	6.18	4.46	3.67	3.28	2.69	2.24
Payment (Start/End)	Mar 10-Jul 18	Jun 09-May 14	Aug 09-Mar 12	Sep 09-Oct 10	Jan 09-Nov 09	Jul 08-Mar 09
Illustrative Yield (30/360) at Par (%)	5.952	5.952	5.952	5.952	5.952	5.952

ClassM-7 (to maturity)

% of Prepayment Assumption	50%	75%	100%	125%	150%	175%
Average Life (years)	8.71	5.80	4.54	3.95	3.16	2.59
Modified Duration (years)	6.45	4.71	3.87	3.46	2.84	2.37
Payment (Start/End)	Mar 10-Feb 24	Jun 09-Apr 18	Aug 09-Jan 15	Sep 09-Dec 12	Jan 09-Aug 11	Jul 08-Aug 10
Illustrative Yield (30/360) at Par (%)	5.976	5.982	5.982	5.981	5.982	5.982

Class M-8 ( to call)

% of Prepayment Assumption	50%	75%	100%	125%	150%	175%
Average Life (years)	8.06	5.35	4.20	3.64	2.91	2.39
Modified Duration (years)	6.15	4.44	3.64	3.22	2.64	2.20
Payment (Start/End)	Mar 10-Jul 18	Jun 09-May 14	Aug 09-Mar 12	Aug 09-Oct 10	Dec 08-Nov 09	Jul 08-Mar 09
Illustrative Yield (30/360) at Par (%)	6.055	6.055	6.054	6.054	6.054	6.054

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Prepayment Sensitivity Tables

(Assumes No Losses, 1- month @ 4.78% and 6-month LIBOR @ 5.03%, Excludes Basis Risk Shortfalls)

Class M-8 (to maturity)

% of Prepayment Assumption	50%	75%	100%	125%	150%	175%
Average Life (years)	8.62	5.73	4.47	3.86	3.08	2.53
Modified Duration (years)	6.39	4.66	3.82	3.38	2.77	2.31
Payment (Start/End)	Mar 10-Feb 23	Jun 09-Jul 17	Aug 09-Jun 14	Aug 09-Jul 12	Dec 08-Apr 11	Jul 08-Apr 10
Illustrative Yield (30/360) at Par (%)	6.077	6.083	6.083	6.083	6.084	6.084

Class M-9 (to call)

% of Prepayment Assumption	50%	75%	100%	125%	150%	175%
Average Life (years)	8.06	5.35	4.17	3.59	2.88	2.35
Modified Duration (years)	5.87	4.29	3.52	3.11	2.56	2.13
Payment (Start/End)	Mar 10-Jul 18	Jun 09-May 14	Jul 09-Mar 12	Jul 09-Oct 10	Nov 08-Nov 09	Jun 08-Mar 09
Illustrative Yield (30/360) at Par (%)	7.133	7.133	7.133	7.133	7.133	7.133

Class M-9 (to maturity)

% of Prepayment Assumption	50%	75%	100%	125%	150%	175%
Average Life (years)	8.51	5.65	4.38	3.76	3.02	2.46
Modified Duration (years)	6.04	4.45	3.65	3.23	2.66	2.21
Payment (Start/End)	Mar 10-Jan 22	Jun 09-Sep 16	Jul 09-Nov 13	Jul 09-Feb 12	Nov 08-Dec 10	Jun 08-Jan 10
Illustrative Yield (30/360) at Par (%)	7.165	7.174	7.175	7.176	7.177	7.178

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Excess Spread

Assumes Pricing Prepayment Speed, No Losses, Excludes Basis Risk Shortfalls.

Static LIBOR: 1-month LIBOR @ 4.78% and 6-month LIBOR @ 5.03%

Period	Excess Spread (Static LIBOR) (bps)	Excess Spread (Forward LIBOR) (bps)
1	N/A	N/A
2	222	223
3	221	222
4	221	221
5	221	222
6	220	221
7	221	221
8	220	220
9	219	220
10	220	221
11	218	219
12	218	219
13	217	218
14	217	218
15	216	217
16	216	216
17	217	217
18	215	215
19	217	217
20	278	277
21	381	380
22	387	386
23	379	378
24	383	382
25	378	376
26	418	409
27	447	434
28	446	433
29	455	443
30	444	431
31	453	441
32	443	430
33	444	433
34	474	463
35	442	431
36	451	440
37	439	423
38	445	432
39	442	432
40	444	434
41	455	446
42	446	436
43	456	446
44	446	436
45	446	438
46	476	469
47	446	437
48	456	448
49	447	435
50	457	448
51	448	440
52	448	441
53	459	452
54	450	442
55	460	453
56	452	444
57	453	446
58	483	478
59	454	447
60	465	458
61	462	440
62	480	459
63	464	442
64	465	443
65	482	461
66	466	444
67	484	463
68	468	446
69	468	447
70	502	483

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Breakeven CDR Table

The tables below describe the Constant Default Rate (“CDR”), and the related cumulative loss on the mortgage loans that can be sustained with the referenced Class incurring a writedown. Calculations are run to maturity at both static and forward LIBOR. Other assumptions incorporated include the following: (1) 100% of the Prepayment Assumption, (2) 40% loss severity, (3) 12-month lag from default to loss, (4) triggers fail (i.e., no stepdown).

	Static LIBOR (%)		Forward LIBOR (%)
	CDR Break	Cumulative Loss	CDR Break	Cumulative Loss
Class M-1	35.45	21.91	35.45	21.91
Class M-2	27.86	18.87	27.82	18.85
Class M-3	23.75	16.97	23.69	16.94
Class M-4	20.43	15.28	20.35	15.24
Class M-5	17.75	13.80	17.66	13.75
Class M-6	15.36	12.38	15.26	12.32
Class M-7	13.20	11.00	13.08	10.92
Class M-8	11.40	9.78	11.27	9.65
Class M-9	9.97	8.76	9.84	8.66

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DESCRIPTION OF THE TOTAL COLLATERAL

Collateral Summary

Statistics given below are for the Mortgage Loans in the pool as of the Statistical Calculation Date. Balances and percentages are based on the Statistical Calculation Date scheduled balances of such Mortgage Loans (except in the case of FICO, Original Principal Balance and Original Combined Loan-To-Value which are determined at origination).

	Summary Statistics		Range (if applicable)
Number of Mortgage Loans:	4,451
Aggregate Principal Balance:	$989,566,157
Average Principal Balance:	$222,324		$20,084 - $1,000,000
Aggregate Conforming Principal Balance:	$744,237,275
Wtd. Avg. Seasoning (months):	2
Interest Only Mortgage Loans:	19.38%
Interest Only Term (months):	60
Non-Balloon Loans:	76.15%
1st Lien:	94.20%
2nd Lien:	5.80%
Wtd. Avg. Mortgage Rates:	8.067%		5.250% - 13.250%
Latest Maturity Date:	January 1, 2036
Wtd. Avg. Remaining Term to Maturity (months):	357		57 - 358
Wtd. Avg. Gross Margin (ARM Loans Only):	5.716%		3.000% - 6.990%
Wtd. Avg. Initial Periodic Rate Cap (ARM Loans Only):	2.001%
Wtd. Avg. Lifetime Rate Cap (ARM Loans Only):	6.001%
Wtd. Avg. Original CLTV:	81.01%		21.25% - 100.00%
Wtd. Avg. Borrower FICO:	622
Geographic Distribution (Top 5):	CA	28.16%
	FL	12.28%
	NY	11.11%
	MD	8.31%
	NJ	7.01%

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DESCRIPTION OF THE TOTAL COLLATERAL

Collateral Type

COLLATERAL TYPE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE STATISTICAL CALCULATION DATE ($)	% OF PRINCIPAL BALANCE AS OF THE STATISTICAL CALCULATION DATE	MORTGAGE RATES (%)	FICO	Original CLTV (%)
Fixed - 5 Year	3	72,047	0.01	11.776	641	93.51
Fixed - 10 Year	6	296,712	0.03	10.938	653	98.63
Fixed - 15 Year	50	1,989,269	0.20	9.517	644	86.96
Fixed - 20 Year	10	614,620	0.06	9.320	608	87.24
Fixed - 25 Year	1	250,952	0.03	7.250	718	75.00
Fixed - 30 Year	992	103,713,007	10.48	9.041	648	88.68
Balloon - 30/40	38	11,699,775	1.18	7.488	653	80.51
ARM - 2 Year/6 Month	1,934	439,584,353	44.42	8.261	605	79.21
ARM - 2 Year/6 Month IO	621	185,694,662	18.77	7.311	646	81.25
ARM - 2 Year/6 Month 30/40 Balloon	702	218,304,276	22.06	7.905	619	81.01
ARM - 3 Year/6 Month	36	9,402,688	0.95	7.986	625	79.04
ARM - 3 Year/6 Month IO	17	6,109,764	0.62	7.091	641	79.30
ARM - 3 Year/6 Month 30/40 Balloon	13	3,759,670	0.38	8.347	606	76.82
ARM - 5 Year/6 Month	20	5,796,008	0.59	7.854	635	81.71
ARM - 5 Year/6 Month 30/40 Balloon	8	2,278,353	0.23	7.180	688	69.48

Total:	4,451	989,566,157	100.00	8.067	622	81.01

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DESCRIPTION OF THE TOTAL COLLATERAL

Principal Balances at Origination

RANGE OF PRINCIPAL BALANCES AT ORIGINATION ($)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF ORIGINATION ($)	% OF PRINCIPAL BALANCE AS OF ORIGINATION	MORTGAGE RATES (%)*	FICO*	Original CLTV (%) *
0.01 - 50,000.00	343	12,241,954	1.24	10.623	636	97.92
50,000.01 - 100,000.00	712	53,749,463	5.43	9.709	627	89.34
100,000.01 - 150,000.00	707	88,844,905	8.97	8.784	609	82.13
150,000.01 - 200,000.00	673	117,671,786	11.88	8.278	606	78.88
200,000.01 - 250,000.00	478	107,276,348	10.83	7.965	618	78.51
250,000.01 - 300,000.00	363	100,154,183	10.11	7.981	616	78.83
300,000.01 - 350,000.00	359	116,886,700	11.8	7.739	623	80.5
350,000.01 - 400,000.00	248	92,754,459	9.37	7.843	622	80.52
400,000.01 - 450,000.00	162	68,968,372	6.96	7.752	635	82.27
450,000.01 - 500,000.00	117	55,749,839	5.63	7.743	628	82.14
500,000.01 - 550,000.00	89	46,674,742	4.71	7.455	635	79.84
550,000.01 - 600,000.00	76	43,556,796	4.4	7.605	635	82.24
600,000.01 - 650,000.00	45	28,194,766	2.85	7.704	639	80.13
650,000.01 - 700,000.00	32	21,604,725	2.18	7.794	633	81.77
700,000.01 - 750,000.00	40	29,502,210	2.98	7.527	627	79.66
750,000.01 - 800,000.00	1	783,920	0.08	5.99	664	80
800,000.01 - 850,000.00	1	805,000	0.08	6.75	636	76.3
900,000.01 - 950,000.00	1	943,129	0.1	7.04	680	74.97
950,000.01 - 1,000,000.00	4	3,938,500	0.4	6.628	675	79.35

Total:	4,451	990,301,797	100	8.067	622	81.01

*	Calculated based on principal balance as of Statistical Calculation date.

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DESCRIPTION OF THE TOTAL COLLATERAL

Principal Balance as of the Cut-Off Date

RANGE OF PRINCIPAL BALANCES AS OF THE CUT-OFF DATE ($)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE STATISTICAL CALCULATION DATE ($)	% OF PRINCIPAL BALANCE AS OF THE STATISTICAL CALCULATION DATE	MORTGAGE RATES (%)	FICO	Original CLTV (%)
0.01 - 50,000.00	343	12,227,296	1.24	10.623	636	97.92
50,000.01 - 100,000.00	712	53,703,553	5.43	9.709	627	89.34
100,000.01 - 150,000.00	708	88,922,984	8.99	8.784	608	82.14
150,000.01 - 200,000.00	672	117,416,133	11.87	8.278	606	78.87
200,000.01 - 250,000.00	478	107,197,967	10.83	7.965	618	78.51
250,000.01 - 300,000.00	364	100,376,821	10.14	7.981	616	78.85
300,000.01 - 350,000.00	359	116,860,058	11.81	7.742	623	80.51
350,000.01 - 400,000.00	247	92,340,402	9.33	7.839	622	80.48
400,000.01 - 450,000.00	163	69,373,093	7.01	7.743	635	82.28
450,000.01 - 500,000.00	116	55,260,707	5.58	7.754	628	82.12
500,000.01 - 550,000.00	89	46,637,190	4.71	7.455	635	79.84
550,000.01 - 600,000.00	76	43,531,709	4.40	7.605	635	82.24
600,000.01 - 650,000.00	45	28,180,853	2.85	7.704	639	80.13
650,000.01 - 700,000.00	32	21,589,326	2.18	7.794	633	81.77
700,000.01 - 750,000.00	40	29,480,446	2.98	7.527	627	79.66
750,000.01 - 800,000.00	1	783,129	0.08	5.990	664	80.00
800,000.01 - 850,000.00	1	805,000	0.08	6.750	636	76.30
900,000.01 - 950,000.00	1	942,416	0.10	7.040	680	74.97
950,000.01 - 1,000,000.00	4	3,937,073	0.40	6.628	675	79.35

Total:	4,451	989,566,157	100.00	8.067	622	81.01

Remaining Term to Maturity

RANGE OF MONTHS REMAINING	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE STATISTICAL CALCULATION DATE ($)	% OF PRINCIPAL BALANCE AS OF THE STATISTICAL CALCULATION DATE	MORTGAGE RATES (%)	FICO	Original CLTV (%)
1 - 60	3	72,047	0.01	11.776	641	93.51
61 - 120	6	296,712	0.03	10.938	653	98.63
121 - 180	50	1,989,269	0.20	9.517	644	86.96
181 - 240	10	614,620	0.06	9.320	608	87.24
241 - 300	1	250,952	0.03	7.250	718	75.00
301 - 360	4,381	986,342,556	99.67	8.062	622	80.99

Total:	4,451	989,566,157	100.00	8.067	622	81.01

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DESCRIPTION OF THE TOTAL COLLATERAL

Mortgage Rates

RANGE OF CURRENT MORTGAGE RATES (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE STATISTICAL CALCULATION DATE ($)	% OF PRINCIPAL BALANCE AS OF THE STATISTICAL CALCULATION DATE	MORTGAGE RATES (%)	FICO	Original CLTV (%)
5.000 - 5.499	1	207,523	0.02	5.250	811	80.00
5.500 - 5.999	21	8,501,600	0.86	5.940	662	75.25
6.000 - 6.499	127	43,001,000	4.35	6.299	664	77.73
6.500 - 6.999	414	129,737,851	13.11	6.798	652	79.50
7.000 - 7.499	473	139,798,790	14.13	7.240	643	79.79
7.500 - 7.999	831	235,506,212	23.80	7.750	630	80.77
8.000 - 8.499	524	132,705,756	13.41	8.245	610	81.85
8.500 - 8.999	613	133,837,072	13.52	8.732	596	81.41
9.000 - 9.499	318	48,454,774	4.90	9.227	586	83.18
9.500 - 9.999	353	47,722,451	4.82	9.735	581	81.29
10.000 - 10.499	207	21,225,640	2.14	10.244	612	87.07
10.500 - 10.999	249	21,340,149	2.16	10.771	600	88.03
11.000 - 11.499	142	11,742,891	1.19	11.244	579	84.22
11.500 - 11.999	126	11,883,968	1.20	11.681	576	82.74
12.000 - 12.499	38	3,309,479	0.33	12.252	562	75.90
12.500 - 12.999	13	561,802	0.06	12.713	601	91.61
13.000 - 13.499	1	29,198	0.00	13.250	643	95.00

Total:	4,451	989,566,157	100.00	8.067	622	81.01

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DESCRIPTION OF THE TOTAL COLLATERAL

Combined Original Loan-to-Value Ratios

RANGE OF COMBINED ORIGINAL LOAN-TO- VALUE RATIOS (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE STATISTICAL CALCULATION DATE ($)	% OF PRINCIPAL BALANCE AS OF THE STATISTICAL CALCULATION DATE	MORTGAGE RATES (%)	FICO	Original CLTV (%)
Less than or equal to 50.00	86	15,741,115	1.59	8.463	576	42.54
50.01 - 55.00	50	11,463,110	1.16	8.149	587	52.68
55.01 - 60.00	73	15,274,931	1.54	8.414	585	57.81
60.01 - 65.00	146	28,796,711	2.91	8.771	573	63.77
65.01 - 70.00	198	42,728,013	4.32	8.834	576	69.15
70.01 - 75.00	238	61,661,072	6.23	8.242	582	74.06
75.01 - 80.00	1,682	478,120,505	48.32	7.630	637	79.79
80.01 - 85.00	336	84,254,444	8.51	7.839	608	84.58
85.01 - 90.00	677	163,753,691	16.55	8.079	616	89.81
90.01 - 95.00	135	20,073,145	2.03	8.636	635	94.59
95.01 - 100.00	830	67,699,419	6.84	10.102	658	99.94

Total:	4,451	989,566,157	100.00	8.067	622	81.01

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DESCRIPTION OF THE TOTAL COLLATERAL

FICO Score at Origination

RANGE OF FICO SCORES	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE STATISTICAL CALCULATION DATE ($)	% OF PRINCIPAL BALANCE AS OF THE STATISTICAL CALCULATION DATE	MORTGAGE RATES (%)	FICO	Original CLTV (%)
500 - 524	246	51,773,532	5.23	9.604	512	70.02
525 - 549	323	72,947,740	7.37	9.012	536	75.08
550 - 574	416	87,515,524	8.84	8.492	561	80.45
575 - 599	531	116,093,022	11.73	8.104	587	81.26
600 - 624	796	173,502,077	17.53	7.970	612	82.17
625 - 649	845	182,669,376	18.46	7.823	637	82.61
650 - 674	599	142,750,305	14.43	7.673	661	82.22
675 - 699	312	72,848,973	7.36	7.591	685	83.13
700 - 724	176	40,455,228	4.09	7.728	710	82.79
725 - 749	95	21,926,753	2.22	7.641	736	83.44
750 - 774	78	19,377,086	1.96	7.570	761	83.48
775 - 799	27	6,139,688	0.62	7.436	786	83.62
800 - 824	7	1,566,853	0.16	7.045	808	85.26

Total:	4,451	989,566,157	100.00	8.067	622	81.01

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DESCRIPTION OF THE TOTAL COLLATERAL

Geographic Distribution

STATE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE STATISTICAL CALCULATION DATE ($)	% OF PRINCIPAL BALANCE AS OF THE STATISTICAL CALCULATION DATE	MORTGAGE RATES (%)	FICO	Original CLTV (%)
California	930	278,630,234	28.16	7.849	631	80.58
Florida	668	121,537,990	12.28	8.252	617	80.39
New York	376	109,895,673	11.11	7.881	630	80.77
Maryland	359	82,270,737	8.31	8.009	613	80.73
New Jersey	266	69,373,884	7.01	8.212	623	80.65
Illinois	280	52,232,102	5.28	8.252	626	83.51
Virginia	150	35,819,740	3.62	8.428	599	80.15
Massachusetts	114	26,188,036	2.65	8.024	621	80.84
Georgia	173	24,905,686	2.52	8.259	617	85.45
Arizona	129	23,130,216	2.34	8.114	616	80.31
Connecticut	73	14,976,331	1.51	8.095	606	78.87
Nevada	62	14,471,872	1.46	8.097	609	80.07
Hawaii	43	14,423,591	1.46	7.733	645	78.18
Michigan	95	10,238,341	1.03	8.737	612	83.07
Texas	65	9,980,383	1.01	8.157	607	82.37
Colorado	62	9,631,864	0.97	7.890	634	82.28
Pennsylvania	64	9,539,081	0.96	8.584	608	82.06
Washington	50	9,228,169	0.93	8.018	628	82.33
District of Columbia	32	8,426,116	0.85	8.093	623	74.86
Wisconsin	49	7,470,107	0.75	8.742	584	83.26
Ohio	61	7,232,950	0.73	8.078	636	85.14
Minnesota	39	7,121,473	0.72	7.958	625	81.69
North Carolina	54	6,964,753	0.70	8.279	609	85.45
Rhode Island	30	5,594,298	0.57	8.601	602	76.93
Indiana	33	3,705,717	0.37	8.444	618	85.16
Oregon	22	3,413,491	0.34	7.751	619	81.69
Utah	20	3,082,660	0.31	8.146	645	84.20
South Carolina	21	2,836,230	0.29	8.844	561	83.14
Tennessee	25	2,556,554	0.26	9.087	577	86.10
Idaho	17	2,530,917	0.26	8.586	598	81.82
Missouri	24	2,437,290	0.25	8.693	605	86.73
Maine	9	2,015,131	0.20	7.165	628	80.40
New Hampshire	9	1,869,312	0.19	8.160	564	82.05
Delaware	8	1,386,646	0.14	8.132	567	83.11
Kentucky	11	1,342,284	0.14	8.571	587	86.32
West Virginia	8	1,001,611	0.10	8.899	576	78.90
New Mexico	6	603,379	0.06	8.556	643	88.50
Oklahoma	5	532,768	0.05	8.899	572	85.68
Arkansas	5	486,596	0.05	8.921	598	83.24
Vermont	2	304,032	0.03	10.050	564	88.64
Nebraska	1	115,936	0.01	7.750	693	90.00
Kansas	1	61,975	0.01	10.740	625	100.00

Total:	4,451	989,566,157	100.00	8.067	622	81.01

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DESCRIPTION OF THE TOTAL COLLATERAL

Occupancy Status

OCCUPANCY STATUS	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE STATISTICAL CALCULATION DATE ($)	% OF PRINCIPAL BALANCE AS OF THE STATISTICAL CALCULATION DATE	MORTGAGE RATES (%)	FICO	Original CLTV (%)
Primary	4,082	922,457,855	93.22	8.034	621	81.03
Investment	339	60,020,059	6.07	8.583	636	81.71
Second Home	30	7,088,243	0.72	7.899	613	72.22

Total:	4,451	989,566,157	100.00	8.067	622	81.01

Documentation Type

INCOME DOCUMENTATION	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE STATISTICAL CALCULATION DATE ($)	% OF PRINCIPAL BALANCE AS OF THE STATISTICAL CALCULATION DATE	MORTGAGE RATES (%)	FICO	Original CLTV (%)
Full Documentation	2,724	561,658,804	56.76	7.811	618	82.39
Stated Documentation	1,678	414,936,049	41.93	8.415	628	79.06
Limited Documentation	49	12,971,303	1.31	7.989	609	83.34

Total:	4,451	989,566,157	100.00	8.067	622	81.01

Loan Purpose

PURPOSE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE STATISTICAL CALCULATION DATE ($)	% OF PRINCIPAL BALANCE AS OF THE STATISTICAL CALCULATION DATE	MORTGAGE RATES (%)	FICO	Original CLTV (%)
Refinance - Cashout	2,072	500,294,614	50.56	8.115	601	78.16
Purchase	2,331	477,132,063	48.22	8.018	644	83.98
Refinance - Rate Term	48	12,139,479	1.23	7.958	598	81.46

Total:	4,451	989,566,157	100.00	8.067	622	81.01

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DESCRIPTION OF THE TOTAL COLLATERAL

Property Type

PROPERTY TYPE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE STATISTICAL CALCULATION DATE ($)	% OF PRINCIPAL BALANCE AS OF THE STATISTICAL CALCULATION DATE	MORTGAGE RATES (%)	FICO	Original CLTV (%)
Single Family Residence	3,827	843,089,916	85.20	8.055	621	81.00
2-4 Family	306	87,787,691	8.87	8.034	631	80.64
Condo	318	58,688,549	5.93	8.274	626	81.56

Total:	4,451	989,566,157	100.00	8.067	622	81.01

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DESCRIPTION OF THE TOTAL COLLATERAL

Prepayment Charge Term at Origination

PREPAYMENT CHARGE TERM AT ORIGINATION (months)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE STATISTICAL CALCULATION DATE ($)	% OF PRINCIPAL BALANCE AS OF THE STATISTICAL CALCULATION DATE	MORTGAGE RATES (%)	FICO	Original CLTV (%)
0	1,825	410,304,043	41.46	8.163	623	81.67
12	192	50,543,350	5.11	8.191	629	80.10
24	2,036	439,158,141	44.38	8.057	619	80.85
36	398	89,560,622	9.05	7.605	629	79.22

Total:	4,451	989,566,157	100.00	8.067	622	81.01

Maximum Mortgage Rates of the Adjustable-Rate Loans*

RANGE OF MAXIMUM MORTGAGE RATES (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE STATISTICAL CALCULATION DATE ($)	% OF PRINCIPAL BALANCE AS OF THE STATISTICAL CALCULATION DATE	MORTGAGE RATES (%)	FICO	Original CLTV (%)
11.000 - 11.499	1	207,523	0.02	5.250	811	80.00
11.500 - 11.999	19	7,625,093	0.88	5.934	654	77.67
12.000 - 12.499	104	35,306,111	4.05	6.294	662	78.26
12.500 - 12.999	357	110,934,978	12.74	6.805	651	80.01
13.000 - 13.499	437	131,472,429	15.10	7.241	642	80.13
13.500 - 13.999	782	225,057,851	25.84	7.748	629	80.91
14.000 - 14.499	501	128,497,592	14.75	8.243	610	81.95
14.500 - 14.999	549	124,892,025	14.34	8.728	593	81.14
15.000 - 15.499	205	39,878,565	4.58	9.223	567	80.82
15.500 - 15.999	194	35,484,650	4.07	9.721	552	75.61
16.000 - 16.499	69	10,560,440	1.21	10.198	553	74.15
16.500 - 16.999	51	7,819,828	0.90	10.765	537	68.61
17.000 - 17.499	33	5,193,716	0.60	11.229	530	64.71
17.500 - 17.999	35	5,734,398	0.66	11.716	536	65.25
18.000 - 18.499	13	2,183,346	0.25	12.273	536	65.21
18.500 - 18.999	1	81,231	0.01	12.840	520	65.00

Total:	3,351	870,929,775	100.00	7.953	618	80.08

*	Based on Adjustable Rate Mortgage Loans only

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DESCRIPTION OF THE TOTAL COLLATERAL

Minimum Mortgage Rates of the Adjustable-Rate Loans*

RANGE OF MINIMUM MORTGAGE RATES (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE STATISTICAL CALCULATION DATE ($)	% OF PRINCIPAL BALANCE AS OF THE STATISTICAL CALCULATION DATE	MORTGAGE RATES (%)	FICO	Original CLTV (%)
5.000 - 5.499	1	207,523	0.02	5.250	811	80.00
5.500 - 5.999	19	7,625,093	0.88	5.934	654	77.67
6.000 - 6.499	104	35,306,111	4.05	6.294	662	78.26
6.500 - 6.999	358	111,494,178	12.80	6.805	651	80.01
7.000 - 7.499	438	131,785,429	15.13	7.241	642	80.08
7.500 - 7.999	780	224,018,651	25.72	7.750	630	80.92
8.000 - 8.499	501	128,664,592	14.77	8.246	610	82.00
8.500 - 8.999	549	124,892,025	14.34	8.728	593	81.14
9.000 - 9.499	206	40,028,407	4.60	9.223	567	80.60
9.500 - 9.999	194	35,484,650	4.07	9.721	552	75.61
10.000 - 10.499	68	10,410,598	1.20	10.212	553	74.91
10.500 - 10.999	51	7,819,828	0.90	10.765	537	68.61
11.000 - 11.499	33	5,193,716	0.60	11.229	530	64.71
11.500 - 11.999	35	5,734,398	0.66	11.716	536	65.25
12.000 - 12.499	13	2,183,346	0.25	12.273	536	65.21
12.500 - 12.999	1	81,231	0.01	12.840	520	65.00

Total:	3,351	870,929,775	100.00	7.953	618	80.08

*	Based on Adjustable Rate Mortgage Loans only

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DESCRIPTION OF THE TOTAL COLLATERAL

Margins of the Adjustable-Rate Loans*

RANGE OF GROSS MARGINS (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE STATISTICAL CALCULATION DATE ($)	% OF PRINCIPAL BALANCE AS OF THE STATISTICAL CALCULATION DATE	MORTGAGE RATES (%)	FICO	Original CLTV (%)
3.000 - 3.499	2	403,523	0.05	6.440	732	80.00
3.500 - 3.999	37	14,654,962	1.68	6.050	658	77.82
4.000 - 4.499	170	52,590,321	6.04	6.474	660	78.83
4.500 - 4.999	389	119,667,483	13.74	6.935	646	80.11
5.000 - 5.499	565	170,226,444	19.55	7.416	643	80.49
5.500 - 5.999	648	180,228,725	20.69	7.882	622	80.87
6.000 - 6.499	569	141,892,746	16.29	8.369	608	82.13
6.500 - 6.999	971	191,265,572	21.96	9.382	569	77.93

Total:	3,351	870,929,775	100.00	7.953	618	80.08

*	Based on Adjustable Rate Mortgage Loans only

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DESCRIPTION OF THE TOTAL COLLATERAL

Next Rate Adjustment Date of the Adjustable-Rate Loans*

NEXT RATE ADJUSTMENT DATE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE STATISTICAL CALCULATION DATE ($)	% OF PRINCIPAL BALANCE AS OF THE STATISTICAL CALCULATION DATE	MORTGAGE RATES (%)	FICO	Original CLTV (%)
November 2007	133	34,989,078	4.02	8.020	591	79.68
December 2007	1,269	327,132,968	37.56	8.040	618	80.97
January 2008	1,855	481,461,246	55.28	7.901	620	79.58
December 2008	27	6,823,313	0.78	7.988	616	79.35
January 2009	39	12,448,810	1.43	7.655	632	78.34
November 2010	2	547,404	0.06	7.178	713	58.56
December 2010	16	4,164,054	0.48	7.695	635	78.76
January 2011	10	3,362,902	0.39	7.705	658	80.85

Total:	3,351	870,929,775	100.00	7.953	618	80.08

*	Based on Adjustable Rate Mortgage Loans only

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DESCRIPTION OF THE TOTAL COLLATERAL

Initial Periodic Rate Cap of the Adjustable-Rate Loans*

INITIAL PERIODIC RATE CAP (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE STATISTICAL CALCULATION DATE ($)	% OF PRINCIPAL BALANCE AS OF THE STATISTICAL CALCULATION DATE	MORTGAGE RATES (%)	FICO	Original CLTV (%)
2.000	3,347	869,832,805	99.87	7.954	618	80.09
3.000	4	1,096,970	0.13	7.456	613	64.86

Total:	3,351	870,929,775	100.00	7.953	618	80.08

*	Based on Adjustable Rate Mortgage Loans only

Subsequent Periodic Rate Cap of the Adjustable-Rate Loans*

SUBSEQUENT PERIODIC RATE CAP (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE STATISTICAL CALCULATION DATE ($)	% OF PRINCIPAL BALANCE AS OF THE STATISTICAL CALCULATION DATE	MORTGAGE RATES (%)	FICO	Original CLTV (%)
1.500	3,351	870,929,775	100.00	7.953	618	80.08

Total:	3,351	870,929,775	100.00	7.953	618	80.08

*	Based on Adjustable Rate Mortgage Loans only

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DESCRIPTION OF THE GROUP 1 COLLATERAL

Collateral Summary

Statistics given below are for the Mortgage Loans in the pool as of the Statistical Calculation Date. Balances and percentages are based on the Statistical Calculation Date scheduled balances of such Mortgage Loans (except in the case of FICO, Original Principal Balance and Original Combined Loan-To-Value which are determined at origination).

	Summary Statistics		Range (if applicable)
Number of Mortgage Loans:	1,970
Aggregate Principal Balance:	$377,303,585
Average Principal Balance:	$191,525		$20,084 - $620,075
Aggregate Conforming Principal Balance:	$377,303,585
Wtd. Avg. Seasoning (months):	3
Interest Only Mortgage Loans:	8.56%
Interest Only Term (months):	60
Non-Balloon Loans:	76.38%
1st Lien:	95.93%
2nd Lien:	4.07%
Wtd. Avg. Mortgage Rates:	8.200%		5.700% - 12.840%
Latest Maturity Date:	January 1, 2036
Wtd. Avg. Remaining Term to Maturity (months):	357		57 – 358
Wtd. Avg. Gross Margin (ARM Loans Only):	5.885%		3.600% - 6.990%
Wtd. Avg. Initial Periodic Rate Cap (ARM Loans Only):	2.002%
Wtd. Avg. Lifetime Rate Cap (ARM Loans Only):	6.001%
Wtd. Avg. Original CLTV:	78.44%		21.25% - 100.00%
Wtd. Avg. Borrower FICO:	601
Geographic Distribution (Top 5):	CA	19.66%
	FL	11.94%
	MD	9.65%
	NY	8.76%
	NJ	8.47%

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DESCRIPTION OF THE GROUP 1 COLLATERAL

Collateral Type

COLLATERAL TYPE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE STATISTICAL CALCULATION DATE ($)	% OF PRINCIPAL BALANCE AS OF THE STATISTICAL CALCULATION DATE	MORTGAGE RATES (%)	FICO	Original CLTV (%)
Fixed - 5 Year	1	24,733	0.01	12.400	578	95.00
Fixed - 10 Year	1	37,182	0.01	12.490	642	95.00
Fixed - 15 Year	25	1,201,736	0.32	8.441	657	83.61
Fixed - 20 Year	8	551,465	0.15	8.985	612	86.35
Fixed - 25 Year	1	250,952	0.07	7.250	718	75.00
Fixed - 30 Year	408	44,983,755	11.92	8.453	632	82.68
Balloon - 30/40	27	6,271,028	1.66	7.358	644	77.20
ARM - 2 Year/6 Month	982	199,588,430	52.90	8.402	584	76.69
ARM - 2 Year/6 Month IO	136	30,792,946	8.16	7.116	657	81.68
ARM - 2 Year/6 Month 30/40 Balloon	327	79,845,719	21.16	8.074	596	79.36
ARM - 3 Year/6 Month	22	5,152,985	1.37	7.913	617	78.07
ARM - 3 Year/6 Month IO	6	1,512,167	0.40	7.096	655	78.26
ARM - 3 Year/6 Month 30/40 Balloon	9	2,519,513	0.67	8.642	587	71.41
ARM - 5 Year/6 Month	15	4,073,869	1.08	7.887	642	80.75
ARM - 5 Year/6 Month 30/40 Balloon	2	497,104	0.13	7.552	655	62.02

Total:	1,970	377,303,585	100.00	8.200	601	78.44

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DESCRIPTION OF THE GROUP 1 COLLATERAL

Principal Balances at Origination

RANGE OF PRINCIPAL BALANCES AT ORIGINATION ($)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF ORIGINATION ($)	% OF PRINCIPAL BALANCE AS OF ORIGINATION	MORTGAGE RATES (%)*	FICO*	Original CLTV (%)*
0.01 - 50,000.00	199	6,937,224	1.84	10.492	637	98.09
50,000.01 - 100,000.00	207	16,348,535	4.33	9.306	610	83.42
100,000.01 - 150,000.00	368	46,760,478	12.38	8.529	597	78.96
150,000.01 - 200,000.00	392	68,500,209	18.14	8.267	594	77.12
200,000.01 - 250,000.00	257	57,713,486	15.28	8.09	600	76.34
250,000.01 - 300,000.00	205	56,619,630	14.99	8.052	601	76.68
300,000.01 - 350,000.00	179	58,629,660	15.53	7.849	602	78.66
350,000.01 - 400,000.00	103	38,397,775	10.17	7.946	606	79.03
400,000.01 - 450,000.00	33	13,778,488	3.65	8.036	599	78.95
450,000.01 - 500,000.00	12	5,689,150	1.51	7.673	603	80.76
500,000.01 - 550,000.00	7	3,618,200	0.96	7.289	629	74.27
550,000.01 - 600,000.00	7	4,016,165	1.06	8.233	626	83.81
600,000.01 - 650,000.00	1	621,000	0.16	7.5	632	90

Total:	1,970	377,630,000	100	8.2	601	78.44

*	Calculated based on principal balance as of Statistical Calculation date.

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DESCRIPTION OF THE GROUP 1 COLLATERAL

Principal Balance as of the Cut-Off Date

RANGE OF PRINCIPAL BALANCES AS OF THE CUT-OFF DATE ($)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE STATISTICAL CALCULATION DATE ($)	% OF PRINCIPAL BALANCE AS OF THE STATISTICAL CALCULATION DATE	MORTGAGE RATES (%)	FICO	Original CLTV (%)
0.01 - 50,000.00	199	6,929,001	1.84	10.492	637	98.09
50,000.01 - 100,000.00	207	16,332,626	4.33	9.306	610	83.42
100,000.01 - 150,000.00	368	46,718,565	12.38	8.529	597	78.96
150,000.01 - 200,000.00	392	68,441,414	18.14	8.267	594	77.12
200,000.01 - 250,000.00	257	57,665,684	15.28	8.090	600	76.34
250,000.01 - 300,000.00	205	56,569,721	14.99	8.052	601	76.68
300,000.01 - 350,000.00	179	58,588,774	15.53	7.849	602	78.66
350,000.01 - 400,000.00	103	38,363,614	10.17	7.946	606	79.03
400,000.01 - 450,000.00	33	13,765,361	3.65	8.036	599	78.95
450,000.01 - 500,000.00	12	5,683,310	1.51	7.673	603	80.76
500,000.01 - 550,000.00	7	3,614,140	0.96	7.289	629	74.27
550,000.01 - 600,000.00	7	4,011,298	1.06	8.233	626	83.81
600,000.01 - 650,000.00	1	620,075	0.16	7.500	632	90.00

Total:	1,970	377,303,585	100.00	8.200	601	78.44

Remaining Term to Maturity

RANGE OF MONTHS REMAINING	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE STATISTICAL CALCULATION DATE ($)	% OF PRINCIPAL BALANCE AS OF THE STATISTICAL CALCULATION DATE	MORTGAGE RATES (%)	FICO	Original CLTV (%)
1 - 60	1	24,733	0.01	12.400	578	95.00
61 - 120	1	37,182	0.01	12.490	642	95.00
121 - 180	25	1,201,736	0.32	8.441	657	83.61
181 - 240	8	551,465	0.15	8.985	612	86.35
241 - 300	1	250,952	0.07	7.250	718	75.00
301 - 360	1,934	375,237,517	99.45	8.198	601	78.41

Total:	1,970	377,303,585	100.00	8.200	601	78.44

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DESCRIPTION OF THE GROUP 1 COLLATERAL

Mortgage Rates

RANGE OF CURRENT MORTGAGE RATES (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE STATISTICAL CALCULATION DATE ($)	% OF PRINCIPAL BALANCE AS OF THE STATISTICAL CALCULATION DATE	MORTGAGE RATES (%)	FICO	Original CLTV (%)
5.500 - 5.999	11	3,156,945	0.84	5.926	666	69.80
6.000 - 6.499	56	14,908,527	3.95	6.278	661	75.69
6.500 - 6.999	190	46,396,689	12.30	6.802	647	77.99
7.000 - 7.499	195	42,773,142	11.34	7.236	630	77.05
7.500 - 7.999	351	81,652,902	21.64	7.768	611	78.90
8.000 - 8.499	237	49,308,646	13.07	8.242	593	81.15
8.500 - 8.999	322	64,043,804	16.97	8.743	573	79.34
9.000 - 9.499	150	22,642,784	6.00	9.212	563	79.37
9.500 - 9.999	152	22,547,910	5.98	9.733	549	75.25
10.000 - 10.499	73	8,827,328	2.34	10.235	569	78.73
10.500 - 10.999	106	8,640,345	2.29	10.781	577	81.12
11.000 - 11.499	56	4,769,780	1.26	11.262	561	76.85
11.500 - 11.999	51	5,471,692	1.45	11.695	557	73.00
12.000 - 12.499	15	1,968,059	0.52	12.278	554	69.14
12.500 - 12.999	5	195,030	0.05	12.730	566	81.10

Total:	1,970	377,303,585	100.00	8.200	601	78.44

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DESCRIPTION OF THE GROUP 1 COLLATERAL

Combined Original Loan-to-Value Ratios

RANGE OF COMBINED ORIGINAL LOAN-TO- VALUE RATIOS (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE STATISTICAL CALCULATION DATE ($)	% OF PRINCIPAL BALANCE AS OF THE STATISTICAL CALCULATION DATE	MORTGAGE RATES (%)	FICO	Original CLTV (%)
Less than or equal to 50.00	68	12,526,759	3.32	8.319	575	42.20
50.01 - 55.00	37	8,342,217	2.21	8.325	582	52.73
55.01 - 60.00	59	12,140,345	3.22	8.460	587	57.68
60.01 - 65.00	110	22,420,577	5.94	8.685	572	63.73
65.01 - 70.00	125	25,728,068	6.82	8.912	574	68.95
70.01 - 75.00	156	36,466,462	9.67	8.329	574	74.06
75.01 - 80.00	566	125,231,111	33.19	7.794	613	79.57
80.01 - 85.00	190	43,976,319	11.66	7.846	599	84.53
85.01 - 90.00	311	63,450,097	16.82	8.088	609	89.77
90.01 - 95.00	59	9,794,146	2.60	8.482	639	94.44
95.01 - 100.00	289	17,227,484	4.57	10.013	645	99.88

Total:	1,970	377,303,585	100.00	8.200	601	78.44

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

DESCRIPTION OF THE GROUP 1 COLLATERAL

FICO Score at Origination

RANGE OF FICO SCORES	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE STATISTICAL CALCULATION DATE ($)	% OF PRINCIPAL BALANCE AS OF THE STATISTICAL CALCULATION DATE	MORTGAGE RATES (%)	FICO	Original CLTV (%)
500 - 524	174	36,112,397	9.57	9.542	513	69.72
525 - 549	224	48,893,234	12.96	8.989	536	73.43
550 - 574	256	52,699,869	13.97	8.465	560	78.78
575 - 599	236	42,321,752	11.22	8.212	587	78.32
600 - 624	317	58,053,188	15.39	8.006	612	81.38
625 - 649	357	61,933,042	16.41	7.684	637	81.09
650 - 674	205	40,175,708	10.65	7.459	660	81.43
675 - 699	100	18,723,302	4.96	7.405	685	81.62
700 - 724	47	8,897,094	2.36	7.438	710	77.80
725 - 749	24	3,348,916	0.89	7.782	734	84.66
750 - 774	25	4,747,375	1.26	7.540	758	82.53
775 - 799	4	1,322,864	0.35	6.635	792	79.22
800 - 824	1	74,843	0.02	5.750	811	32.61

Total:	1,970	377,303,585	100.00	8.200	601	78.44

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DESCRIPTION OF THE GROUP 1 COLLATERAL

Geographic Distribution

STATE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE STATISTICAL CALCULATION DATE ($)	% OF PRINCIPAL BALANCE AS OF THE STATISTICAL CALCULATION DATE	MORTGAGE RATES (%)	FICO	Original CLTV (%)
California	295	74,194,774	19.66	8.078	596	74.68
Florida	258	45,031,820	11.94	8.328	594	78.14
Maryland	181	36,425,758	9.65	8.052	602	79.13
New York	125	33,043,760	8.76	8.118	592	75.80
New Jersey	139	31,959,573	8.47	8.382	603	78.41
Illinois	180	28,533,822	7.56	8.250	613	83.23
Massachusetts	68	14,628,754	3.88	7.987	613	78.19
Virginia	60	13,963,673	3.70	8.518	582	79.27
Georgia	99	11,635,205	3.08	8.252	613	86.42
Arizona	68	10,940,412	2.90	8.359	606	78.90
Connecticut	46	8,891,163	2.36	8.090	599	75.96
Hawaii	24	7,708,716	2.04	7.682	635	74.92
District of Columbia	22	5,243,995	1.39	8.016	616	73.03
Texas	34	4,779,290	1.27	8.342	588	80.23
Colorado	36	4,739,924	1.26	8.112	636	80.86
Washington	25	4,298,492	1.14	8.590	586	83.15
Nevada	24	4,203,172	1.11	7.622	615	76.87
Pennsylvania	30	4,098,953	1.09	8.671	597	80.10
Minnesota	26	4,083,599	1.08	7.942	639	83.40
Ohio	31	3,433,095	0.91	8.116	626	85.10
Wisconsin	31	3,305,556	0.88	8.840	588	81.81
Michigan	28	2,994,180	0.79	8.730	599	81.55
Rhode Island	15	2,820,173	0.75	8.262	606	76.82
North Carolina	23	2,628,176	0.70	8.227	609	86.25
Oregon	14	1,962,339	0.52	8.008	620	83.67
South Carolina	11	1,696,339	0.45	8.717	552	82.20
Indiana	9	1,397,855	0.37	8.036	606	85.87
Maine	6	1,162,196	0.31	7.381	617	79.83
Utah	10	997,714	0.26	8.215	635	85.72
Tennessee	8	954,900	0.25	8.851	577	85.76
Missouri	8	906,263	0.24	8.442	626	92.34
New Hampshire	6	890,367	0.24	8.189	572	78.27
West Virginia	6	763,682	0.20	8.882	579	80.18
Kentucky	6	686,597	0.18	8.329	591	86.45
Idaho	5	684,776	0.18	9.009	560	72.76
Oklahoma	4	447,883	0.12	8.882	566	83.91
Delaware	2	417,858	0.11	8.243	575	87.39
New Mexico	3	272,477	0.07	9.022	629	86.61
Arkansas	2	187,719	0.05	9.872	567	86.21
Vermont	1	172,648	0.05	10.050	536	80.00
Nebraska	1	115,936	0.03	7.750	693	90.00

Total:	1,970	377,303,585	100.00	8.200	601	78.44

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DESCRIPTION OF THE GROUP 1 COLLATERAL

Occupancy Status

OCCUPANCY STATUS	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE STATISTICAL CALCULATION DATE ($)	% OF PRINCIPAL BALANCE AS OF THE STATISTICAL CALCULATION DATE	MORTGAGE RATES (%)	FICO	Original CLTV (%)
Primary	1,852	353,545,130	93.70	8.172	600	78.63
Investment	107	21,464,272	5.69	8.683	619	76.14
Second Home	11	2,294,183	0.61	7.946	620	70.31

Total:	1,970	377,303,585	100.00	8.200	601	78.44

Documentation Type

INCOME DOCUMENTATION	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE STATISTICAL CALCULATION DATE ($)	% OF PRINCIPAL BALANCE AS OF THE STATISTICAL CALCULATION DATE	MORTGAGE RATES (%)	FICO	Original CLTV (%)
Full Documentation	1,268	223,056,425	59.12	7.974	603	80.66
Stated Documentation	681	149,646,372	39.66	8.533	600	75.04
Limited Documentation	21	4,600,788	1.22	8.302	587	81.30

Total:	1,970	377,303,585	100.00	8.200	601	78.44

Loan Purpose

PURPOSE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE STATISTICAL CALCULATION DATE ($)	% OF PRINCIPAL BALANCE AS OF THE STATISTICAL CALCULATION DATE	MORTGAGE RATES (%)	FICO	Original CLTV (%)
Refinance - Cashout	1,493	317,749,324	84.22	8.217	598	77.31
Purchase	438	51,629,490	13.68	8.110	623	85.04
Refinance - Rate Term	39	7,924,771	2.10	8.121	588	80.57

Total:	1,970	377,303,585	100.00	8.200	601	78.44

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DESCRIPTION OF THE GROUP 1 COLLATERAL

Property Type

PROPERTY TYPE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE STATISTICAL CALCULATION DATE ($)	% OF PRINCIPAL BALANCE AS OF THE STATISTICAL CALCULATION DATE	MORTGAGE RATES (%)	FICO	Original CLTV (%)
Single Family Residence	1,671	312,089,985	82.72	8.197	600	78.61
2-4 Family	129	36,830,941	9.76	8.148	600	76.26
Condo	170	28,382,659	7.52	8.297	613	79.36

Total:	1,970	377,303,585	100.00	8.200	601	78.44

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DESCRIPTION OF THE GROUP 1 COLLATERAL

Prepayment Charge Term at Origination

PREPAYMENT CHARGE TERM AT ORIGINATION (months)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE STATISTICAL CALCULATION DATE ($)	% OF PRINCIPAL BALANCE AS OF THE STATISTICAL CALCULATION DATE	MORTGAGE RATES (%)	FICO	Original CLTV (%)
0	931	174,966,666	46.37	8.253	604	79.73
12	60	13,740,333	3.64	8.377	596	72.27
24	772	145,465,211	38.55	8.290	592	77.93
36	207	43,131,375	11.43	7.629	627	76.88

Total:	1,970	377,303,585	100.00	8.200	601	78.44

Maximum Mortgage Rates of the Adjustable-Rate Loans*

RANGE OF MAXIMUM MORTGAGE RATES (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE STATISTICAL CALCULATION DATE ($)	% OF PRINCIPAL BALANCE AS OF THE STATISTICAL CALCULATION DATE	MORTGAGE RATES (%)	FICO	Original CLTV (%)
11.500 - 11.999	10	2,797,665	0.86	5.917	660	73.07
12.000 - 12.499	38	9,334,401	2.88	6.267	653	76.27
12.500 - 12.999	156	38,290,578	11.82	6.815	646	78.86
13.000 - 13.499	169	37,004,452	11.42	7.236	630	77.80
13.500 - 13.999	311	72,888,003	22.50	7.771	610	79.23
14.000 - 14.499	222	46,604,675	14.38	8.234	592	81.42
14.500 - 14.999	285	59,011,661	18.21	8.738	571	78.83
15.000 - 15.499	99	19,062,896	5.88	9.211	548	77.98
15.500 - 15.999	97	19,016,733	5.87	9.734	533	71.77
16.000 - 16.499	35	6,463,734	2.00	10.199	540	70.21
16.500 - 16.999	24	4,658,154	1.44	10.800	538	66.33
17.000 - 17.499	17	2,909,236	0.90	11.244	531	62.16
17.500 - 17.999	25	4,171,261	1.29	11.714	541	65.68
18.000 - 18.499	10	1,688,054	0.52	12.298	540	64.26
18.500 - 18.999	1	81,231	0.03	12.840	520	65.00

Total:	1,499	323,982,733	100.00	8.179	596	77.84

*	Based on Adjustable Rate Mortgage Loans only

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DESCRIPTION OF THE GROUP 1 COLLATERAL

Minimum Mortgage Rates of the Adjustable-Rate Loans*

RANGE OF MINIMUM MORTGAGE RATES (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE STATISTICAL CALCULATION DATE ($)	% OF PRINCIPAL BALANCE AS OF THE STATISTICAL CALCULATION DATE	MORTGAGE RATES (%)	FICO	Original CLTV (%)
5.500 - 5.999	10	2,797,665	0.86	5.917	660	73.07
6.000 - 6.499	38	9,334,401	2.88	6.267	653	76.27
6.500 - 6.999	156	38,290,578	11.82	6.815	646	78.86
7.000 - 7.499	170	37,317,452	11.52	7.234	630	77.61
7.500 - 7.999	311	72,888,003	22.50	7.771	610	79.23
8.000 - 8.499	221	46,291,675	14.29	8.242	592	81.59
8.500 - 8.999	285	59,011,661	18.21	8.738	571	78.83
9.000 - 9.499	100	19,212,738	5.93	9.211	548	77.54
9.500 - 9.999	97	19,016,733	5.87	9.734	533	71.77
10.000 - 10.499	34	6,313,891	1.95	10.223	540	71.38
10.500 - 10.999	24	4,658,154	1.44	10.800	538	66.33
11.000 - 11.499	17	2,909,236	0.90	11.244	531	62.16
11.500 - 11.999	25	4,171,261	1.29	11.714	541	65.68
12.000 - 12.499	10	1,688,054	0.52	12.298	540	64.26
12.500 - 12.999	1	81,231	0.03	12.840	520	65.00

Total:	1,499	323,982,733	100.00	8.179	596	77.84

*	Based on Adjustable Rate Mortgage Loans only

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DESCRIPTION OF THE GROUP 1 COLLATERAL

Margins of the Adjustable-Rate Loans*

RANGE OF GROSS MARGINS (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE STATISTICAL CALCULATION DATE ($)	% OF PRINCIPAL BALANCE AS OF THE STATISTICAL CALCULATION DATE	MORTGAGE RATES (%)	FICO	Original CLTV (%)
3.500 - 3.999	16	3,928,303	1.21	5.992	653	72.69
4.000 - 4.499	70	17,203,748	5.31	6.475	658	77.35
4.500 - 4.999	162	38,457,801	11.87	6.934	638	79.12
5.000 - 5.499	204	47,160,325	14.56	7.414	626	77.74
5.500 - 5.999	278	61,539,643	18.99	7.905	604	79.48
6.000 - 6.499	275	58,449,989	18.04	8.375	588	81.03
6.500 - 6.999	494	97,242,924	30.01	9.488	551	74.72

Total:	1,499	323,982,733	100.00	8.179	596	77.84

*	Based on Adjustable Rate Mortgage Loans only

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DESCRIPTION OF THE GROUP 1 COLLATERAL

Next Rate Adjustment Date of the Adjustable-Rate Loans*

NEXT RATE ADJUSTMENT DATE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE STATISTICAL CALCULATION DATE ($)	% OF PRINCIPAL BALANCE AS OF THE STATISTICAL CALCULATION DATE	MORTGAGE RATES (%)	FICO	Original CLTV (%)
November 2007	69	15,214,332	4.70	8.164	573	78.17
December 2007	584	123,772,168	38.20	8.231	595	79.43
January 2008	792	171,240,595	52.85	8.162	596	76.73
December 2008	20	5,140,450	1.59	7.963	612	79.33
January 2009	17	4,044,215	1.25	7.999	618	72.39
November 2010	2	547,404	0.17	7.178	713	58.56
December 2010	10	2,677,939	0.83	7.775	640	80.12
January 2011	5	1,345,630	0.42	8.274	622	84.13

Total:	1,499	323,982,733	100.00	8.179	596	77.84

*	Based on Adjustable Rate Mortgage Loans only

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DESCRIPTION OF THE GROUP 1 COLLATERAL

Initial Periodic Rate Cap of the Adjustable-Rate Loans*

INITIAL PERIODIC RATE CAP (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE STATISTICAL CALCULATION DATE ($)	% OF PRINCIPAL BALANCE AS OF THE STATISTICAL CALCULATION DATE	MORTGAGE RATES (%)	FICO	Original CLTV (%)
2.000	1,496	323,444,963	99.83	8.179	596	77.89
3.000	3	537,770	0.17	7.982	607	49.11

Total:	1,499	323,982,733	100.00	8.179	596	77.84

*	Based on Adjustable Rate Mortgage Loans only

Subsequent Periodic Rate Cap of the Adjustable-Rate Loans*

SUBSEQUENT PERIODIC RATE CAP (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE STATISTICAL CALCULATION DATE ($)	% OF PRINCIPAL BALANCE AS OF THE STATISTICAL CALCULATION DATE	MORTGAGE RATES (%)	FICO	Original CLTV (%)
1.500	1,499	323,982,733	100.00	8.179	596	77.84

Total:	1,499	323,982,733	100.00	8.179	596	77.84

*	Based on Adjustable Rate Mortgage Loans only

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DESCRIPTION OF THE GROUP 2 COLLATERAL

Collateral Summary

Statistics given below are for the Mortgage Loans in the pool as of the Statistical Calculation Date. Balances and percentages are based on the Statistical Calculation Date scheduled balances of such Mortgage Loans (except in the case of FICO, Original Principal Balance and Original Combined Loan-To-Value which are determined at origination).

	Summary Statistics		Range (if applicable)
Number of Mortgage Loans:	2,481
Aggregate Principal Balance:	$612,262,572
Average Principal Balance:	$246,781		$20,163 - $1,000,000
Aggregate Conforming Principal Balance:	$366,933,690
Wtd. Avg. Seasoning (months):	2
Interest Only Mortgage Loans:	26.05%
Interest Only Term (months):	60
Non-Balloon Loans:	76.01%
1st Lien:	93.12%
2nd Lien:	6.88%
Wtd. Avg. Mortgage Rates:	7.984%		5.250% - 13.250%
Latest Maturity Date:	January 1, 2036
Wtd. Avg. Remaining Term to Maturity (months):	357		57 – 358
Wtd. Avg. Gross Margin (ARM Loans Only):	5.617%		3.000% - 6.990%
Wtd. Avg. Initial Periodic Rate Cap (ARM Loans Only):	2.001%
Wtd. Avg. Lifetime Rate Cap (ARM Loans Only):	6.001%
Wtd. Avg. Original CLTV:	82.59%		23.58% - 100.00%
Wtd. Avg. Borrower FICO:	635
Geographic Distribution (Top 5):	CA	33.39%
	NY	12.55%
	FL	12.50%
	MD	7.49%
	NJ	6.11%

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DESCRIPTION OF THE GROUP 2 COLLATERAL

Collateral Type

COLLATERAL TYPE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE STATISTICAL CALCULATION DATE ($)	% OF PRINCIPAL BALANCE AS OF THE STATISTICAL CALCULATION DATE	MORTGAGE RATES (%)	FICO	Original CLTV (%)
Fixed - 5 Year	2	47,314	0.01	11.450	674	92.73
Fixed - 10 Year	5	259,531	0.04	10.716	655	99.15
Fixed - 15 Year	25	787,533	0.13	11.161	624	92.09
Fixed - 20 Year	2	63,155	0.01	12.245	574	95.00
Fixed - 30 Year	584	58,729,251	9.59	9.492	660	93.27
Balloon - 30/40	11	5,428,746	0.89	7.637	664	84.33
ARM - 2 Year/6 Month	952	239,995,922	39.20	8.144	623	81.30
ARM - 2 Year/6 Month IO	485	154,901,717	25.30	7.350	644	81.17
ARM - 2 Year/6 Month 30/40 Balloon	375	138,458,558	22.61	7.808	633	81.96
ARM - 3 Year/6 Month	14	4,249,703	0.69	8.075	634	80.22
ARM - 3 Year/6 Month IO	11	4,597,598	0.75	7.090	637	79.65
ARM - 3 Year/6 Month 30/40 Balloon	4	1,240,157	0.20	7.746	645	87.82
ARM - 5 Year/6 Month	5	1,722,139	0.28	7.777	617	83.97
ARM - 5 Year/6 Month 30/40 Balloon	6	1,781,249	0.29	7.077	697	71.56

Total:	2,481	612,262,572	100.00	7.984	635	82.59

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DESCRIPTION OF THE GROUP 2 COLLATERAL

Principal Balances at Origination

RANGE OF PRINCIPAL BALANCES AT ORIGINATION ($)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF ORIGINATION ($)	% OF PRINCIPAL BALANCE AS OF ORIGINATION	MORTGAGE RATES (%)*	FICO*	Original CLTV (%)*
0.01 - 50,000.00	144	5,304,730	0.87	10.796	636	97.69
50,000.01 - 100,000.00	505	37,400,928	6.1	9.886	634	91.93
100,000.01 - 150,000.00	339	42,084,427	6.87	9.068	621	85.66
150,000.01 - 200,000.00	281	49,171,577	8.03	8.295	622	81.32
200,000.01 - 250,000.00	221	49,562,862	8.09	7.82	638	81.04
250,000.01 - 300,000.00	158	43,534,553	7.11	7.889	637	81.63
300,000.01 - 350,000.00	180	58,257,040	9.51	7.627	644	82.35
350,000.01 - 400,000.00	145	54,356,684	8.87	7.771	634	81.57
400,000.01 - 450,000.00	129	55,189,884	9.01	7.681	644	83.1
450,000.01 - 500,000.00	105	50,060,689	8.17	7.75	631	82.3
500,000.01 - 550,000.00	82	43,056,542	7.03	7.469	635	80.31
550,000.01 - 600,000.00	69	39,540,631	6.45	7.541	636	82.08
600,000.01 - 650,000.00	44	27,573,766	4.5	7.709	639	79.9
650,000.01 - 700,000.00	32	21,604,725	3.53	7.794	633	81.77
700,000.01 - 750,000.00	40	29,502,210	4.82	7.527	627	79.66
750,000.01 - 800,000.00	1	783,920	0.13	5.99	664	80
800,000.01 - 850,000.00	1	805,000	0.13	6.75	636	76.3
900,000.01 - 950,000.00	1	943,129	0.15	7.04	680	74.97
950,000.01 - 1,000,000.00	4	3,938,500	0.64	6.628	675	79.35

Total:	2,481	612,671,797	100	7.984	635	82.59

*	Calculated based on principal balance as of Statistical Calculation date

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DESCRIPTION OF THE GROUP 2 COLLATERAL

Principal Balance as of the Cut-Off Date

RANGE OF PRINCIPAL BALANCES AS OF THE CUT-OFF DATE ($)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE STATISTICAL CALCULATION DATE ($)	% OF PRINCIPAL BALANCE AS OF THE STATISTICAL CALCULATION DATE	MORTGAGE RATES (%)	FICO	Original CLTV (%)
0.01 - 50,000.00	144	5,298,295	0.87	10.796	636	97.69
50,000.01 - 100,000.00	505	37,370,926	6.10	9.886	634	91.93
100,000.01 - 150,000.00	340	42,204,419	6.89	9.066	621	85.65
150,000.01 - 200,000.00	280	48,974,720	8.00	8.293	622	81.31
200,000.01 - 250,000.00	221	49,532,283	8.09	7.820	638	81.04
250,000.01 - 300,000.00	159	43,807,100	7.15	7.889	636	81.65
300,000.01 - 350,000.00	180	58,271,284	9.52	7.635	644	82.38
350,000.01 - 400,000.00	144	53,976,788	8.82	7.762	634	81.52
400,000.01 - 450,000.00	130	55,607,731	9.08	7.670	644	83.11
450,000.01 - 500,000.00	104	49,577,397	8.10	7.764	631	82.28
500,000.01 - 550,000.00	82	43,023,050	7.03	7.469	635	80.31
550,000.01 - 600,000.00	69	39,520,410	6.45	7.541	636	82.08
600,000.01 - 650,000.00	44	27,560,778	4.50	7.709	639	79.90
650,000.01 - 700,000.00	32	21,589,326	3.53	7.794	633	81.77
700,000.01 - 750,000.00	40	29,480,446	4.82	7.527	627	79.66
750,000.01 - 800,000.00	1	783,129	0.13	5.990	664	80.00
800,000.01 - 850,000.00	1	805,000	0.13	6.750	636	76.30
900,000.01 - 950,000.00	1	942,416	0.15	7.040	680	74.97
950,000.01 - 1,000,000.00	4	3,937,073	0.64	6.628	675	79.35

Total:	2,481	612,262,572	100.00	7.984	635	82.59

Remaining Term to Maturity

RANGE OF MONTHS REMAINING	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE STATISTICAL CALCULATION DATE ($)	% OF PRINCIPAL BALANCE AS OF THE STATISTICAL CALCULATION DATE	MORTGAGE RATES (%)	FICO	Original CLTV (%)
1 - 60	2	47,314	0.01	11.450	674	92.73
61 - 120	5	259,531	0.04	10.716	655	99.15
121 - 180	25	787,533	0.13	11.161	624	92.09
181 - 240	2	63,155	0.01	12.245	574	95.00
301 - 360	2,447	611,105,039	99.81	7.978	635	82.57

Total:	2,481	612,262,572	100.00	7.984	635	82.59

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

DESCRIPTION OF THE GROUP 2 COLLATERAL

Mortgage Rates

RANGE OF CURRENT MORTGAGE RATES (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE STATISTICAL CALCULATION DATE ($)	% OF PRINCIPAL BALANCE AS OF THE STATISTICAL CALCULATION DATE	MORTGAGE RATES (%)	FICO	Original CLTV (%)
5.000 - 5.499	1	207,523	0.03	5.250	811	80.00
5.500 - 5.999	10	5,344,655	0.87	5.948	659	78.46
6.000 - 6.499	71	28,092,473	4.59	6.310	665	78.82
6.500 - 6.999	224	83,341,161	13.61	6.796	655	80.33
7.000 - 7.499	278	97,025,648	15.85	7.242	648	81.00
7.500 - 7.999	480	153,853,310	25.13	7.740	640	81.77
8.000 - 8.499	287	83,397,111	13.62	8.247	620	82.26
8.500 - 8.999	291	69,793,268	11.40	8.722	616	83.30
9.000 - 9.499	168	25,811,990	4.22	9.239	606	86.52
9.500 - 9.999	201	25,174,541	4.11	9.737	609	86.70
10.000 - 10.499	134	12,398,312	2.02	10.249	642	93.01
10.500 - 10.999	143	12,699,803	2.07	10.764	616	92.73
11.000 - 11.499	86	6,973,111	1.14	11.233	592	89.26
11.500 - 11.999	75	6,412,276	1.05	11.669	592	91.05
12.000 - 12.499	23	1,341,420	0.22	12.214	575	85.83
12.500 - 12.999	8	366,772	0.06	12.705	619	97.20
13.000 - 13.499	1	29,198	0.00	13.250	643	95.00

Total:	2,481	612,262,572	100.00	7.984	635	82.59

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

DESCRIPTION OF THE GROUP 2 COLLATERAL

Combined Original Loan-to-Value Ratios

RANGE OF COMBINED ORIGINAL LOAN-TO- VALUE RATIOS (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE STATISTICAL CALCULATION DATE ($)	% OF PRINCIPAL BALANCE AS OF THE STATISTICAL CALCULATION DATE	MORTGAGE RATES (%)	FICO	Original CLTV (%)
Less than or equal to 50.00	18	3,214,357	0.52	9.026	580	43.86
50.01 - 55.00	13	3,120,893	0.51	7.678	600	52.54
55.01 - 60.00	14	3,134,586	0.51	8.237	577	58.33
60.01 - 65.00	36	6,376,134	1.04	9.075	575	63.94
65.01 - 70.00	73	16,999,945	2.78	8.717	579	69.44
70.01 - 75.00	82	25,194,609	4.12	8.116	593	74.07
75.01 - 80.00	1,116	352,889,394	57.64	7.572	645	79.87
80.01 - 85.00	146	40,278,124	6.58	7.831	617	84.64
85.01 - 90.00	366	100,303,595	16.38	8.073	621	89.83
90.01 - 95.00	76	10,278,999	1.68	8.782	631	94.73
95.01 - 100.00	541	50,471,935	8.24	10.132	662	99.96

Total:	2,481	612,262,572	100.00	7.984	635	82.59

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

DESCRIPTION OF THE GROUP 2 COLLATERAL

FICO Score at Origination

RANGE OF FICO SCORES	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE STATISTICAL CALCULATION DATE ($)	% OF PRINCIPAL BALANCE AS OF THE STATISTICAL CALCULATION DATE	MORTGAGE RATES (%)	FICO	Original CLTV (%)
500 - 524	72	15,661,135	2.56	9.748	511	70.72
525 - 549	99	24,054,507	3.93	9.058	537	78.44
550 - 574	160	34,815,655	5.69	8.532	562	82.98
575 - 599	295	73,771,269	12.05	8.042	587	82.95
600 - 624	479	115,448,889	18.86	7.952	613	82.56
625 - 649	488	120,736,334	19.72	7.895	637	83.39
650 - 674	394	102,574,597	16.75	7.757	661	82.53
675 - 699	212	54,125,671	8.84	7.656	685	83.66
700 - 724	129	31,558,134	5.15	7.809	710	84.20
725 - 749	71	18,577,837	3.03	7.615	737	83.22
750 - 774	53	14,629,711	2.39	7.580	762	83.79
775 - 799	23	4,816,824	0.79	7.655	785	84.83
800 - 824	6	1,492,010	0.24	7.110	808	87.90

Total:	2,481	612,262,572	100.00	7.984	635	82.59

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

DESCRIPTION OF THE GROUP 2 COLLATERAL

Geographic Distribution

STATE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE STATISTICAL CALCULATION DATE ($)	% OF PRINCIPAL BALANCE AS OF THE STATISTICAL CALCULATION DATE	MORTGAGE RATES (%)	FICO	Original CLTV (%)
California	635	204,435,460	33.39	7.766	644	82.73
New York	251	76,851,913	12.55	7.780	647	82.90
Florida	410	76,506,170	12.5	8.207	631	81.72
Maryland	178	45,844,980	7.49	7.976	622	82.00
New Jersey	127	37,414,311	6.11	8.066	640	82.57
Illinois	100	23,698,281	3.87	8.255	640	83.84
Virginia	90	21,856,067	3.57	8.371	609	80.70
Georgia	74	13,270,481	2.17	8.265	621	84.60
Arizona	61	12,189,804	1.99	7.894	626	81.58
Massachusetts	46	11,559,282	1.89	8.071	630	84.19
Nevada	38	10,268,700	1.68	8.291	607	81.38
Michigan	67	7,244,161	1.18	8.740	618	83.70
Hawaii	19	6,714,875	1.10	7.791	656	81.92
Connecticut	27	6,085,168	0.99	8.101	616	83.14
Pennsylvania	34	5,440,128	0.89	8.519	615	83.54
Texas	31	5,201,093	0.85	7.988	625	84.33
Washington	25	4,929,677	0.81	7.519	664	81.62
Colorado	26	4,891,940	0.80	7.675	632	83.65
North Carolina	31	4,336,577	0.71	8.310	610	84.97
Wisconsin	18	4,164,551	0.68	8.663	581	84.41
Ohio	30	3,799,855	0.62	8.044	646	85.18
District of Columbia	10	3,182,121	0.52	8.221	634	77.89
Minnesota	13	3,037,874	0.50	7.978	605	79.40
Rhode Island	15	2,774,126	0.45	8.946	598	77.05
Indiana	24	2,307,863	0.38	8.692	626	84.73
Utah	10	2,084,946	0.34	8.114	649	83.47
Idaho	12	1,846,141	0.30	8.429	612	85.18
Tennessee	17	1,601,653	0.26	9.228	576	86.30
Missouri	16	1,531,027	0.25	8.841	593	83.41
Oregon	8	1,451,152	0.24	7.404	617	79.03
South Carolina	10	1,139,891	0.19	9.034	575	84.53
New Hampshire	3	978,945	0.16	8.134	556	85.50
Delaware	6	968,787	0.16	8.084	564	81.26
Maine	3	852,935	0.14	6.870	641	81.18
Kentucky	5	655,688	0.11	8.825	583	86.19
New Mexico	3	330,902	0.05	8.173	655	90.06
Arkansas	3	298,878	0.05	8.324	618	81.38
West Virginia	2	237,929	0.04	8.953	567	74.77
Vermont	1	131,384	0.02	10.05	600	100.00
Oklahoma	1	84,884	0.01	8.990	602	95.00
Kansas	1	61,975	0.01	10.74	625	100.00

Total:	2,481	612,262,572	100.00	7.984	635	82.59

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

DESCRIPTION OF THE GROUP 2 COLLATERAL

Occupancy Status

OCCUPANCY STATUS	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE STATISTICAL CALCULATION DATE ($)	% OF PRINCIPAL BALANCE AS OF THE STATISTICAL CALCULATION DATE	MORTGAGE RATES (%)	FICO	Original CLTV (%)
Primary	2,230	568,912,725	92.92	7.948	634	82.52
Investment	232	38,555,787	6.30	8.528	645	84.81
Second Home	19	4,794,060	0.78	7.876	609	73.13

Total:	2,481	612,262,572	100.00	7.984	635	82.59

Documentation Type

INCOME DOCUMENTATION	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE STATISTICAL CALCULATION DATE ($)	% OF PRINCIPAL BALANCE AS OF THE STATISTICAL CALCULATION DATE	MORTGAGE RATES (%)	FICO	Original CLTV (%)
Full Documentation	1,456	338,602,380	55.30	7.703	628	83.53
Stated Documentation	997	265,289,678	43.33	8.349	644	81.33
Limited Documentation	28	8,370,515	1.37	7.817	621	84.47

Total:	2,481	612,262,572	100.00	7.984	635	82.59

Loan Purpose

PURPOSE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE STATISTICAL CALCULATION DATE ($)	% OF PRINCIPAL BALANCE AS OF THE STATISTICAL CALCULATION DATE	MORTGAGE RATES (%)	FICO	Original CLTV (%)
Purchase	1,893	425,502,574	69.50	8.007	647	83.85
Refinance - Cashout	579	182,545,290	29.81	7.938	607	79.63
Refinance - Rate Term	9	4,214,709	0.69	7.652	617	83.12

Total:	2,481	612,262,572	100.00	7.984	635	82.59

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

DESCRIPTION OF THE GROUP 2 COLLATERAL

Property Type

PROPERTY TYPE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE STATISTICAL CALCULATION DATE ($)	% OF PRINCIPAL BALANCE AS OF THE STATISTICAL CALCULATION DATE	MORTGAGE RATES (%)	FICO	Original CLTV (%)
Single Family Residence	2,156	530,999,931	86.73	7.972	633	82.41
2-4 Family	177	50,956,750	8.32	7.952	653	83.82
Condo	148	30,305,890	4.95	8.253	638	83.62

Total:	2,481	612,262,572	100.00	7.984	635	82.59

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

DESCRIPTION OF THE GROUP 2 COLLATERAL

Prepayment Charge Term at Origination

PREPAYMENT CHARGE TERM AT ORIGINATION (months)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE STATISTICAL CALCULATION DATE ($)	% OF PRINCIPAL BALANCE AS OF THE STATISTICAL CALCULATION DATE	MORTGAGE RATES (%)	FICO	Original CLTV (%)
0	894	235,337,377	38.44	8.096	637	83.11
12	132	36,803,017	6.01	8.121	642	83.03
24	1,264	293,692,930	47.97	7.941	633	82.30
36	191	46,429,247	7.58	7.582	632	81.38

Total:	2,481	612,262,572	100.00	7.984	635	82.59

Maximum Mortgage Rates of the Adjustable-Rate Loans*

RANGE OF MAXIMUM MORTGAGE RATES (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE STATISTICAL CALCULATION DATE ($)	% OF PRINCIPAL BALANCE AS OF THE STATISTICAL CALCULATION DATE	MORTGAGE RATES (%)	FICO	Original CLTV (%)
11.000 - 11.499	1	207,523	0.04	5.250	811	80.00
11.500 - 11.999	9	4,827,427	0.88	5.943	650	80.33
12.000 - 12.499	66	25,971,710	4.75	6.304	665	78.98
12.500 - 12.999	201	72,644,400	13.28	6.799	653	80.61
13.000 - 13.499	268	94,467,977	17.27	7.243	647	81.05
13.500 - 13.999	471	152,169,847	27.82	7.738	639	81.72
14.000 - 14.499	279	81,892,917	14.97	8.249	620	82.25
14.500 - 14.999	264	65,880,364	12.05	8.718	614	83.21
15.000 - 15.499	106	20,815,669	3.81	9.234	583	83.42
15.500 - 15.999	97	16,467,918	3.01	9.706	574	80.05
16.000 - 16.499	34	4,096,707	0.75	10.195	573	80.35
16.500 - 16.999	27	3,161,675	0.58	10.714	536	71.96
17.000 - 17.499	16	2,284,480	0.42	11.209	529	67.97
17.500 - 17.999	10	1,563,137	0.29	11.720	522	64.13
18.000 - 18.499	3	495,292	0.09	12.187	523	68.44

Total:	1,852	546,947,042	100.00	7.819	632	81.40

*	Based on Adjustable Rate Mortgage Loans only

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

DESCRIPTION OF THE GROUP 2 COLLATERAL

Minimum Mortgage Rates of the Adjustable-Rate Loans*

RANGE OF MINIMUM MORTGAGE RATES (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE STATISTICAL CALCULATION DATE ($)	% OF PRINCIPAL BALANCE AS OF THE STATISTICAL CALCULATION DATE	MORTGAGE RATES (%)	FICO	Original CLTV (%)
5.000 - 5.499	1	207,523	0.04	5.250	811	80.00
5.500 - 5.999	9	4,827,427	0.88	5.943	650	80.33
6.000 - 6.499	66	25,971,710	4.75	6.304	665	78.98
6.500 - 6.999	202	73,203,600	13.38	6.800	653	80.60
7.000 - 7.499	268	94,467,977	17.27	7.243	647	81.05
7.500 - 7.999	469	151,130,647	27.63	7.739	639	81.73
8.000 - 8.499	280	82,372,917	15.06	8.248	620	82.24
8.500 - 8.999	264	65,880,364	12.05	8.718	614	83.21
9.000 - 9.499	106	20,815,669	3.81	9.234	583	83.42
9.500 - 9.999	97	16,467,918	3.01	9.706	574	80.05
10.000 - 10.499	34	4,096,707	0.75	10.195	573	80.35
10.500 - 10.999	27	3,161,675	0.58	10.714	536	71.96
11.000 - 11.499	16	2,284,480	0.42	11.209	529	67.97
11.500 - 11.999	10	1,563,137	0.29	11.720	522	64.13
12.000 - 12.499	3	495,292	0.09	12.187	523	68.44

Total:	1,852	546,947,042	100.00	7.819	632	81.40

*	Based on Adjustable Rate Mortgage Loans only

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

DESCRIPTION OF THE GROUP 2 COLLATERAL

Margins of the Adjustable-Rate Loans*

RANGE OF GROSS MARGINS (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE STATISTICAL CALCULATION DATE ($)	% OF PRINCIPAL BALANCE AS OF THE STATISTICAL CALCULATION DATE	MORTGAGE RATES (%)	FICO	Original CLTV (%)
3.000 - 3.499	2	403,523	0.07	6.440	732	80.00
3.500 - 3.999	21	10,726,659	1.96	6.071	660	79.70
4.000 - 4.499	100	35,386,573	6.47	6.474	660	79.55
4.500 - 4.999	227	81,209,682	14.85	6.936	650	80.58
5.000 - 5.499	361	123,066,119	22.50	7.417	649	81.54
5.500 - 5.999	370	118,689,082	21.70	7.870	631	81.59
6.000 - 6.499	294	83,442,756	15.26	8.365	621	82.90
6.500 - 6.999	477	94,022,648	17.19	9.271	589	81.25

Total:	1,852	546,947,042	100.00	7.819	632	81.40

*	Based on Adjustable Rate Mortgage Loans only

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

DESCRIPTION OF THE GROUP 2 COLLATERAL

Next Rate Adjustment Date of the Adjustable-Rate Loans*

NEXT RATE ADJUSTMENT DATE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE STATISTICAL CALCULATION DATE ($)	% OF PRINCIPAL BALANCE AS OF THE STATISTICAL CALCULATION DATE	MORTGAGE RATES (%)	FICO	Original CLTV (%)
November 2007	64	19,774,746	3.62	7.909	604	80.85
December 2007	685	203,360,799	37.18	7.923	631	81.91
January 2008	1,063	310,220,651	56.72	7.757	633	81.16
December 2008	7	1,682,863	0.31	8.062	629	79.39
January 2009	22	8,404,595	1.54	7.490	638	81.20
December 2010	6	1,486,115	0.27	7.552	626	76.31
January 2011	5	2,017,273	0.37	7.325	681	78.66

Total:	1,852	546,947,042	100.00	7.819	632	81.40

*	Based on Adjustable Rate Mortgage Loans only

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

DESCRIPTION OF THE GROUP 2 COLLATERAL

Initial Periodic Rate Cap of the Adjustable-Rate Loans*

INITIAL PERIODIC RATE CAP (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE STATISTICAL CALCULATION DATE ($)	% OF PRINCIPAL BALANCE AS OF THE STATISTICAL CALCULATION DATE	MORTGAGE RATES (%)	FICO	Original CLTV (%)
2.000	1,851	546,387,842	99.90	7.820	632	81.40
3.000	1	559,200	0.10	6.950	619	80.00

Total:	1,852	546,947,042	100.00	7.819	632	81.40

*	Based on Adjustable Rate Mortgage Loans only

Subsequent Periodic Rate Cap of the Adjustable-Rate Loans*

SUBSEQUENT PERIODIC RATE CAP (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE STATISTICAL CALCULATION DATE ($)	% OF PRINCIPAL BALANCE AS OF THE STATISTICAL CALCULATION DATE	MORTGAGE RATES (%)	FICO	Original CLTV (%)
1.500	1,852	546,947,042	100.00	7.819	632	81.40

Total:	1,852	546,947,042	100.00	7.819	632	81.40

*	Based on Adjustable Rate Mortgage Loans only

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.